UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

COMTECH TELECOMMUNICATIONS CORP.
(Name of Registrant as Specified in Its Charter)

OUTERBRIDGE PARTNERS, LP OUTERBRIDGE CAPITAL MANAGEMENT, LLC OUTERBRIDGE PARTNERS GP, LLC OUTERBRIDGE BARTLEBY FUND, LP OUTERBRIDGE BARTLEBY GP, LLC RORY WALLACE WENDI B. CARPENTER SIDNEY E. FUCHS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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OUTERBRIDGE PARTNERS, LP

November 12, 2021

Dear Fellow Comtech Stockholders:

Outerbridge Partners, LP, a Delaware limited partnership(“Outerbridge Partners”), and its affiliates (collectively, “Outerbridge” or “we”) are significant stockholders of Comtech Telecommunications Corp., a Delaware corporation (“Comtech” or the “Company”), who beneficially own, in the aggregate, 1,314,030 shares of common stock, $0.10 par value per share (the “Common Stock”), of the Company, constituting approximately 4.9% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that Comtech is managed and overseen in a manner consistent with your best interests. We have nominated a slate of two (2) highly qualified director candidates for election to the Board at the Company’s upcoming 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

Comtech is a fundamentally sound company with exciting product lines such as satellite ground stations, enhanced 911 call routing, and mission critical communications equipment. However, it remains deeply undervalued despite the Company’s promising future prospects. Comtech has suffered from a prolonged period of significant stock price underperformance, questionable capital allocation decisions, a failed M&A strategy, poor executive succession planning, a lack of transparency and accountability, and troubling corporate governance practices.

Comtech is at an important juncture and faces critical decisions about its future direction. Despite our sincere and repeated efforts to engage constructively with the Company to reach a mutually agreeable resolution to address our concerns, our engagement has been met with, among other issues, continuous delays, a lack of transparency and urgency, and misrepresentations.

We believe Comtech’s tremendous upside potential has ultimately failed to materialize due to the Board’s lack of relevant industry expertise and true independence, both of which have rendered the Board incapable of guiding management to proper decisions on strategy, capital allocation, and corporate governance. The Board’s recent decision to appoint Comtech’s President and Chief Operating Officer Michael Porcelain as the Company’s next Chief Executive Officer further reinforces our concerns regarding the Board’s ability to provide effective oversight of the Company. Mr. Porcelain and outgoing CEO Fred Kornberg have failed to create value for Comtech stockholders over the span of not just years, but decades. Prior to his appointment as COO and President, Mr. Porcelain served as Comtech’s Chief Financial Officer for twelve years, during which time the Company suffered sharp declines in organic revenues and profits and failed to generate a compelling return from allocated capital.

We believe the double-digit decline in Comtech’s share price in response to the planned appointment of Mr. Porcelain as Comtech’s next CEO and a disappointing FY21 earnings announcement has again illustrated stockholders’ lack of faith in Comtech’s management team and Board. This marks the eighth consecutive quarter of a negative market reaction to a Comtech earnings announcement as investors have grown weary of uninspiring results.

Unfortunately, since that announcement, the Board has only continued to demonstrate its apparent inability to act with the best interests of common stockholders in mind. The Company’s most recent decision to issue up to $125 million of votable, convertible preferred equity to White Hat Capital Partners LP and Magnetar Capital LLC at no premium to the pre-announcement market price and with a hefty 6.5% coupon attached, further demonstrates the need for urgent change on the Board. We believe this transaction serves no bona fide business purpose and was done solely to entrench management and the Board by diluting common stockholders who have suffered through years of underperformance by placing more than 13% of the vote into friendly hands ahead of a potential election contest.

Our goal is to help create value for the benefit of all stockholders. We believe a critical step towards achieving this objective is to enhance the Board with directors who have appropriate and relevant skill sets and will provide renewed accountability, as well as a singular focus on the best interests of common stockholders. The two (2) directors we have nominated – Wendi B. Carpenter and Sidney E. Fuchs (each a “Nominee” and collectively, the “Nominees”) - are independent, accomplished, and highly capable individuals that possess deep familiarity with Comtech’s key markets, customers, and technologies, including commercial satellite and government communications systems. They have deep operational, financial, and strategic experience within the government, satellite, and public safety sectors, in addition to backgrounds in mergers and acquisitions, crisis and risk management, leadership, and public company governance.

The Company has a classified Board. There are currently eight (8) directors serving on the Board and the Company has announced that there are three (3) directors who will be retiring at the conclusion of the Annual Meeting. According to the Company’s proxy statement, two (2) directors have terms expiring at the Annual Meeting. The attached Proxy Statement and enclosed WHITE proxy card is soliciting proxies to elect only our Nominees. Accordingly, the enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. The names, backgrounds, and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. Your vote to elect our Nominees will have the legal effect of replacing two (2) incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board – accordingly, there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to maximize stockholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating, and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about November 12, 2021.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating, and returning a later dated WHITE proxy card or by voting at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Harkins Kovler, LLC, which is assisting us, at its address and toll-free number listed below.

Thank you for your support,

Outerbridge Partners, LP
Rory Wallace

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Investor Group’s proxy materials,

please contact:

3 Columbus Circle, 15th Floor

New York, NY 10019

Stockholders call toll free at +1 (800) 257-3995

Email: CMTL@harkinskovler.com

2021 ANNUAL MEETING OF STOCKHOLDERS
OF
COMTECH TELECOMMUNICATIONS CORP.
_________________________

PROXY STATEMENT
OF
OUTERBRIDGE PARTNERS, LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Outerbridge Partners, LP (“Outerbridge Partners”), Outerbridge Partners GP, LLC (“Outerbridge GP”), Outerbridge Bartleby Fund, LP (“Outerbridge Bartleby Fund”), Outerbridge Bartleby GP, LLC (“Outerbridge Bartleby GP”), Outerbridge Capital Management, LLC (“Outerbridge Capital”) and Rory Wallace (collectively, “Outerbridge” or “we”) are significant stockholders of Comtech Telecommunications Corp., a Delaware corporation (“Comtech” or the “Company”), who beneficially own in the aggregate 1,314,030 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company, representing approximately 4.9% of the Company’s outstanding shares of Common Stock. This Proxy Statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about November 12, 2021.

We believe that change on the Board of Directors of the Company (the “Board”) is necessary to ensure that the Company is being run in a manner consistent with stockholders’ best interests. We have nominated two (2) highly qualified independent directors for election to the Board at the Company’s Annual Meeting of Stockholders scheduled to be held virtually on December 17, 2021 at 9:00 a.m., Eastern Standard Time, at www.cesonlineservices.com/comtech2021 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

Stockholders are being asked to take the following actions at the Annual Meeting:

1.	To elect Outerbridge Partners’ two (2) director nominees, Wendi B. Carpenter and Sidney E. Fuchs (each a “Nominee” and collectively, the “Nominees”), to the Board for terms expiring at the Company’s first annual meeting following the end of its fiscal year ending July 31, 2024 and until their respective successors have been duly elected and qualified;
2.	To conduct an advisory vote on the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statement;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022;
4a.	To approve an amendment to Article V of the Company’s Restated Certificate of Incorporation (the “Charter”) to phase out the classified Board and add certain clarifying changes (the “Declassification Proposal”);
4b.	To approve an amendment to eliminate the supermajority voting requirement for amending or repealing Article V of the Charter (the “Supermajority Vote Elimination Proposal”); and
5.	To transact any other business as may properly come before the Annual Meeting.

According to the Company’s proxy statement, the Company has disclosed that as part of its precautions regarding COVID-19, the Annual Meeting will be a completely virtual meeting of stockholders. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/comtech2021 by 9:00 a.m., Eastern Time, on December 16, 2021. There will not be a physical location for the Annual Meeting. Stockholders of record may vote at the virtual Annual Meeting or vote by proxy. Please see the “Virtual Meeting” section of this Proxy Statement for additional information.

The Company has a classified Board, which is currently divided into three (3) classes. According to the Company’s proxy statement, the terms of two (2) directors will expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our two (2) Nominees in opposition to the Company’s two (2) director nominees. Accordingly, the enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. See the “Voting and Proxy Procedures” section of this Proxy Statement for additional information. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement any actions that they may believe are necessary to maximize stockholder value.

As of November 12, 2021, Outerbridge collectively owns an aggregate of 1,314,030 shares of Common Stock. Outerbridge intends to vote their shares FOR the election of the Nominees, ABSTAIN from the non-binding “say on pay” vote to approve the named executive officer compensation, FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022, FOR the Declassification Proposal, and FOR the Supermajority Vote Elimination Proposal.

The Company has set the close of business on October 19, 2021 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 68 South Service Road, Suite 230, Melville, NY 11747.

According to the Company’s proxy statement, holders of record of shares of Common Stock and the Company’s Series A Convertible Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock” and together with the Common Stock, the “Voting Stock”), as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock and Series A Preferred Stock (on a fully converted basis) vote together as a single class on all matters at the Annual Meeting. Each outstanding share of Voting Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

According to the Company’s proxy statement, as of the Record Date, there were 26,346,924 shares of Common Stock issued and outstanding and 100,000 shares of Series A Preferred Stock issued and outstanding.

THIS SOLICITATION IS BEING MADE BY OUTERBRIDGE AND THE OTHER PARTICIPANTS IN ITS SOLICITATION (COLLECTIVELY, THE “INVESTOR GROUP”) AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE INVESTOR GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

THE INVESTOR GROUP URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

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IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING VIRTUALLY AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at www.restorecomtech.com

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IMPORTANT

Your vote is important, no matter how many or few shares of Voting Stock you own. The Investor Group urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with the Investor Group’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Voting Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to the Investor Group, c/o Harkins Kovler, LLC (“Harkins Kovler”), in the enclosed postage-paid envelope today.
•	If your shares of Voting Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Voting Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Voting Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares virtually at the Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed voting form.
•	You may vote your shares virtually at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Investor Group’s proxy materials,

please contact:

3 Columbus Circle, 15th Floor

New York, NY 10019

Stockholders call toll free at +1 (800) 257-3995

Email: CMTL@harkinskovler.com

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Background to the Solicitation

The following is a chronology of material events leading up to this proxy solicitation:

•	In November 2020, Outerbridge began building its stockholder position in Comtech based on its evaluation of the Company’s publicly available information and its belief that the stock was undervalued.
•	On June 8, 2021, Outerbridge sent an email to Michael Porcelain, the Company’s President and Chief Operating Officer, who was listed as the Company’s Investor Relations contact, in order to schedule a call to begin a discussion about the Company’s performance issues. Outerbridge also attempted to reach Mr. Porcelain by telephone several times, but was unable to get through to him through the Company’s main telephone line.
•	On June 14, 2021, after not having received a response from Mr. Porcelain, Outerbridge issued a press release and public letter to the Board expressing its belief that while Comtech continues to be a market leader with best-in-class products and strong growth prospects, the Company has been and remains significantly undervalued in the public markets due to, among other things, poor corporate governance, a history of capital misallocation, and a lack of executive succession planning. Outerbridge further stated that due to the issues plaguing the Company and both the Board’s and management’s apparent lack of urgency in addressing these matters, Outerbridge urged Comtech to commence a process to review strategic alternatives. Outerbridge concluded by stating its intended desire was to have a productive dialogue with the Board and management to discuss these concerns.
•	On June 16, 2021, the Company issued a press release acknowledging receipt of Outerbridge’s June 14th letter.
•	On June 18, 2021, Mr. Wallace sent an email to Mr. Porcelain and Michael Bondi, the Company’s Chief Financial Officer, attempting to follow up on the June 14th letter. At this time, Outerbridge had not received a response to any of its attempted outreach to the Company. Mr. Wallace stated in the email that Outerbridge would welcome the opportunity to discuss its concerns in more detail, ideally with members of senior management and the Company’s lead independent director, in order to engage in a constructive dialogue regarding opportunities to enhance stockholder value.
•	On June 21, 2021, Mr. Porcelain sent an email to Outerbridge to arrange for an introduction between the parties.
•	On June 25, 2021, Mr. Wallace had a virtual meeting with Mr. Porcelain and we believe Mr. Bondi was present as well although he did not speak. During the meeting, the parties discussed the Company’s failed M&A strategy and aspects of the Company’s various business segments. At Outerbridge’s request, Mr. Porcelain agreed to facilitate a meeting between Outerbridge and members of the Board.
•	On June 28, 2021, Mr. Wallace sent an email to Mr. Porcelain following up on the June 25th meeting and seeking to schedule a meeting with members of the Board. The parties were able to arrange a meeting in late July.
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•	On July 22, 2021, Comtech issued a press release announcing that Judy Chambers had been appointed to the Board, that three long tenured directors, Edwin Kantor, Ira Kaplan, and Robert Paul (the entire Nominating and Governance Committee), would be retiring from the Board at the conclusion of the Annual Meeting, which the Company anticipates holding in December 2021, and that following the conclusion of the meeting, Lawrence Waldman will become Lead Independent Director and the size of the Board will be reduced to five members.
•

Later on July 22, 2021, Mr. Wallace met with Messrs. Kornberg and Porcelain at the Company’s headquarters in Melville, New York. Mr. Wallace explained Outerbridge’s view that the Company’s next generation 911 emergency systems business was particularly undervalued due to poor financial reporting, a lack of articulated growth and profitability targets, and that a strategic review of the Company could lead to various value enhancing opportunities. Mr. Wallace stated Outerbridge’s view that there is likely to be strategic interest in the Company at a healthy premium and the Board owes a fiduciary duty to stockholders to explore potential offers and determine the best course for the Company to pursue; Mr. Kornberg stated that “if somebody wants to offer $100 per share, I’m all ears.” Mr. Wallace indicated that if the Company elected to remain a standalone, the addition of new directors with relevant skill sets, utilizing the Company’s share buyback mechanism, holding an investor day, and generally upgrading the Company’s investor relations program would all be advisable. Mr. Kornberg stated that “we’ve bought back shares, and it has not worked for us in the past,” while Mr. Porcelain said it was uncertain whether there would be any sellers to repurchase from, and asked Mr. Wallace whether he could buy Outerbridge’s shares. Mr. Wallace concluded by requesting a meeting with the independent members of the Board.

•	Following the July 22nd meeting, Mr. Wallace emailed and called Mr. Kornberg to schedule a one on one discussion. After some back and forth communications, the parties were able to schedule a call for August 6, 2021.
•	On July 30, 2021, Mr. Wallace sent an email to Mr. Kornberg summarizing Outerbridge’s concerns with the Company that were discussed at the July 22nd meeting. Mr. Wallace also acknowledged the Company’s recently announced governance changes and noted that while Outerbridge is encouraged by these actions, additional governance and operational changes are needed to fully unlock the Company’s potential. To that end, Outerbridge shared its belief that appropriate stockholder representation and relevant industry experience were urgently needed on the Board and, in addition, the Board should create a Strategic Committee to fully explore strategic alternatives and appropriate plans for executive succession. Mr. Wallace stated that it was Outerbridge’s hope to work collaboratively with the Board to address the Company’s issues, but that it was prepared to nominate directors if necessary.
•	Also on July 30, 2021, Outerbridge was informed that Mr. Porcelain had apparently conducted unsolicited outreach to other Comtech stockholders and dispensed misleading information regarding Outerbridge’s intentions and engagement with the Company and other stockholders.
•	On August 6, 2021, Mr. Wallace had a virtual meeting with Messrs. Kornberg and Waldman. Mr. Wallace reiterated that Outerbridge was encouraged by the Board’s appointment of Judy Chambers and the retirement of three long-tenured directors, but that more change is necessary to ensure the Company is operating in the best interest of its stockholders, while noting that classified boards were a dated and stockholder-unfriendly structure. Mr. Wallace noted that Outerbridge had identified two director candidates with government, satellite, transactional, and prior public company experience who would add great value to the Board. Messrs. Kornberg and Waldman encouraged Mr. Wallace to forward the relevant contact information. Mr. Wallace stated that a strategic review would likely yield a number of suitors and an attractive value enhancing opportunity, but that the Company also had significant potential for standalone growth under the right circumstances. Mr. Wallace specifically informed Messrs. Kornberg and Waldman that two things he understood stockholders did not want were an internal promotion of management to Chief Executive Officer without a thorough executive search, nor an additional large M&A deal.
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•	On August 9, 2021, Mr. Wallace emailed Messrs. Kornberg and Waldman, copying Nominating and Governance Committee Chair Judy Chambers, thanking them for their time regarding the August 6th call and attaching a private letter further reiterating Outerbridge’s strong preference to work collaboratively with the Company and describing the biographies of two potential candidates for the Board. Mr. Wallace underscored that the complexity of Comtech’s business, the potential growth opportunities, and the need to deliver value for its stockholders warranted further changes by the Company, namely, additional director appointments and corporate governance reforms. Mr. Wallace noted that the Board did not include any independent directors with direct experience in the commercial satellite industry, public safety, or government contracting spaces. Mr. Wallace stated that Outerbridge’s strong preference was to work collaboratively and in a timely fashion with the Board to address these and other necessary changes.
•	On August 12, 2021, Outerbridge was once again informed that Mr. Porcelain was apparently making misleading statements to Comtech stockholders in an effort to push a false narrative about Outerbridge’s intentions and engagement with the Company and other stockholders.
•	On August 16, 2021, Comtech issued a press release announcing its intention to submit a plan to Comtech stockholders at the Annual Meeting to eliminate staggered three-year terms for its directors and to have each director be annually elected. However, the press release did not specify whether the declassification of the Board, if approved, would take effect immediately at the Annual Meeting, or if it would occur over a more extended timeframe.
•	On August 18, 2021, one of the candidates Outerbridge submitted to Comtech on August 9, 2021 met Mr. Kornberg for an in-person interview at Comtech’s corporate headquarters in Melville, New York. This candidate made himself available for follow-up meetings, but these were never scheduled and we were informed that the independent members of the Board never contacted this candidate directly. We understand that Mr. Kornberg later informed this candidate that a follow-up meeting would likely need to be scheduled after September 6, 2021.
•	On August 19, 2021, Mr. Wallace emailed Messrs. Kornberg and Waldman and Ms. Chambers expressing continued interest in working collaboratively to achieve a mutual resolution and delivered a private letter to the Board reiterating certain measures the Company could take to improve corporate governance and maximize stockholder value, including, among others, a commitment to immediately declassify the Board, optimize financial reporting, the addition of directors with relevant industry expertise, and a fulsome evaluation of succession planning and strategy at Comtech. Mr. Wallace also reminded the Board of the upcoming nomination deadline for the Annual Meeting and reiterated Outerbridge’s desire to reach a constructive outcome for Comtech. Mr. Wallace underscored that he had still not received a response to Outerbridge’s August 9th letter from any of the independent members of the Board, nor any indication of the Board’s willingness to achieve a cooperative framework with Outerbridge as referenced in the August 9th letter.
•	On August 23, 2021, the other candidate Outerbridge submitted to Comtech on August 9, 2021 participated in a telephonic interview with Mr. Kornberg. This candidate made himself available for follow-up meetings, but these were never scheduled and we were informed that the independent members of the Board never contacted this candidate directly.
•	On August 25, 2021, Messrs. Kornberg and Wallace had a telephone call where they discussed the Board’s interviews of Outerbridge’s director candidates, the Board’s stance on adding new independent directors, the Company’s engagement with other stockholders, and the views of other stockholders and the market regarding Outerbridge’s engagement with the Company. The parties also discussed exchanging terms for a potential agreement between Outerbridge and the Company.
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•	From late-August 2021 to early-September 2021, Messrs. Kornberg and Wallace exchanged a number of emails. Among other topics discussed, Mr. Wallace asked Mr. Kornberg to introduce the Company’s counsel to Outerbridge’s counsel so the parties could work on drafting a formal agreement. Mr. Kornberg responded that the Company was evaluating Outerbridge’s director candidates in the same manner it would evaluate any potential candidate, so that an agreement seemed unnecessary. Mr. Wallace explained that any such agreement would envision Outerbridge’s candidates being added to the Board in exchange for Outerbridge agreeing to certain customary standstill provisions with the Company. Mr. Kornberg reiterated that the Board’s process for evaluating director candidates, including those proposed by Outerbridge, was ongoing, and that the Board may be unable to meet with Outerbridge’s candidates until after September 6, 2021. Mr. Wallace again underscored the importance of Outerbridge speaking with the independent members of the Board, including the Chair of the Nominating and Governance Committee, Judy Chambers.
•	On September 7, 2021, months after requesting a conversation with the independent members of the Board, Mr. Wallace sent an email to Ms. Chambers seeking to begin a direct dialogue with her in her role as chair of the Nominating and Governance Committee regarding Outerbridge’s concerns with the Company’s board composition and corporate governance practices. Mr. Wallace expressed his concern that Outerbridge had not received any proactive outreach from either the independent Board or its advisors in the nearly three months since Outerbridge filed its letter publicly. Mr. Wallace indicated that, as Outerbridge had made clear it would do in the absence of a cooperative resolution with Comtech, Outerbridge had decided to nominate independent director candidates to the Board. Mr. Wallace explained that “each of [Outerbridge’s] candidates boasts highly relevant experience in one or more key areas of Comtech’s business, including public safety and NG-911, government, and satellite technology. [Outerbridge’s] candidates are knowledgeable, versatile, eager, and open-minded, and [Outerbridge is] confident they will be shareholder aligned and help guide management to strong results.” Mr. Wallace noted that “[Outerbridge’s] goal is to help Comtech make prudent choices that are in the interests of the Company and its public shareholders.” Mr. Wallace indicated his desire to speak directly with Ms. Chambers at her earliest convenience.
•	Also on September 7, 2021, Mr. Wallace sent an email to Messrs. Kornberg and Waldman and Ms. Chambers stating Outerbridge’s hope that its candidates would have been interviewed by members of the independent Board prior to this late juncture (given the nomination deadline was in two days), and that Outerbridge would be farther along in its direct conversations with the independent Board towards reaching a cooperative framework. Mr. Wallace indicated that Outerbridge intended to exercise its rights as stockholders to formally nominate director candidates for election to the Board at the Annual Meeting. Mr. Wallace stated that Outerbridge “remain[ed] hopeful for a constructive outcome that positions Comtech and its shareholders for a successful future and continue[d] to await direct outreach from the Independent Board and Comtech’s counsel to reach such a mutual resolution.”
•	Also on September 7, 2021, Ms. Chambers sent Mr. Wallace an email in response to his earlier message indicating that the Board intended on proceeding with its evaluation of Outerbridge’s previously proposed candidates.
•	On September 8, 2021, with the Company’s stockholder nomination deadline looming, and given the Board’s protracted approach to interviewing Outerbridge’s privately proposed director candidates and unwillingness to engage on a cooperative framework with Outerbridge, Outerbridge delivered a letter to the Board (the “Nomination Letter”) nominating the Nominees for election to the Board at the Annual Meeting.
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•	Also on September 8, 2021, Outerbridge issued a press release and public letter to the Board announcing its delivery of the Nomination Letter and highlighting the urgent need for independent directors on the Board with relevant industry expertise in order to address the Company’s historical issues involving strategy, capital allocation, and corporate governance.

•	On September 9, 2021, Comtech issued a press release acknowledging receipt of the Nomination Letter.
•	On September 14, 2021, Ms. Chambers sent an email to Mr. Wallace seeking to arrange a call between Mr. Wallace, herself, and Mr. Waldman.
•	On September 17, 2021, Ms. Chambers and Messrs. Waldman and Wallace had a telephone call. On the call, the parties discussed the potential and unnecessary costs and distractions that a public proxy contest would entail, high-level terms of what a potential settlement framework may look like, and Outerbridge’s aforementioned concerns with the Company along with additional issues, including, executive succession planning, the Company’s financial reporting, and the Board’s willingness and ability to hold management accountable. Mr. Wallace underscored the importance of involving each party’s counsel in discussions concerning a cooperative resolution. Ms. Chambers and Mr. Waldman stated they would bring the topics discussed to the attention of the Board and would reply to Outerbridge when possible, but were unsure when that would be. Both during the telephone call and in a follow-up email, Mr. Wallace offered to meet with one or both of Ms. Chambers and Mr. Waldman in person the following week, but neither Ms. Chambers nor Mr. Waldman availed themselves of this offer.
•	On September 28, 2021, Ms. Chambers sent an email to Mr. Wallace, copying Mr. Waldman, inquiring about the Nominees’ contact information so the Board could interview them as part of its ongoing director evaluation process.
•	On September 29, 2021, Mr. Wallace replied to Ms. Chambers and Mr. Waldman that Outerbridge would be happy to arrange for interviews with the Nominees, but that it was concerned there was no mention about progressing any settlement discussion in parallel with the Nominee interviews. Mr. Wallace also sought to set the record straight regarding Outerbridge’s reasons for nominating the Nominees, which Outerbridge identified by engaging a highly regarded executive search firm, and not the previously proposed candidates. Mr. Wallace explained that the previously proposed candidates had professional obligations that ultimately prevented them from serving on a dissident stockholder slate. Mr. Wallace suggested he, Ms. Chambers, and Mr. Waldman schedule a time to discuss the specific terms of a potential settlement agreement without further delay, with each party’s legal counsel on the call, and that these negotiations could run in parallel with the Nominee interview process.
•	Over the next few days, Mr. Wallace and Ms. Chambers worked to schedule times for each of the Nominees to speak with certain members of the Independent Board.
•	On October 4, 2021, the same day of its quarterly earnings call, Comtech announced that Mr. Porcelain will succeed Mr. Kornberg as Chief Executive Officer and join the Board by the end of the 2021 calendar year. The Company also announced the Mr. Porcelain will continue as President and that Mr. Kornberg will transition to non-executive Chairman at such time, and serve as an advisor to the Company on technology matters.
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•	On October 6, 2021, Outerbridge issued a press release and letter to the Board expressing its belief that stockholders have lost confidence in the Company’s leadership as evidenced by the double-digit decline in Comtech’s share price after the Company’s announcement of the planned appointment of Mr. Porcelain as CEO and disappointing FY21 results. Outerbridge further highlighted the Company’s long-term underperformance, its lack of attention to strategic opportunities, and history of failed M&A strategy. Outerbridge also expressed its belief that its Nominees would bring essential experience and expertise to the Board and help unlock the Company’s substantial intrinsic value.
•	Also on October 6, 2021, Mr. Wallace had a telephone call with Ms. Chambers and Mr. Waldman during which Ms. Chambers and Mr. Waldman refused to allow Outerbridge’s counsel to join the line and also refused to disclose both the identity of the Company’s counsel, and whether the Company in fact has outside counsel advising on this process. During the call, the parties discussed recent feedback received from stockholders and industry analysts, which Ms. Chambers and Mr. Waldman described as “mostly positive”; the Company’s executive succession and strategic planning; and the Board’s interviews of the Nominees. Ms. Chambers and Mr. Waldman would not say whether the Board was open to reaching a cooperative agreement.
•	Later on October 6, 2021, Comtech issued a press release confirming receipt of Outerbridge’s public letter.
•	Between October 8 and October 12, 2021, the Nominees attended virtual interviews with certain independent members of the Board.
•	Over the course of the next couple days, Ms. Chambers followed up with certain of the Nominees to schedule additional interviews.
•	On October 13, 2021, Ms. Chambers asked Mr. Wallace for the background information that the executive search firm had put together on the Nominees, including any background checks.
•	Later on October 13, 2021, Mr. Wallace responded to Ms. Chambers that it was Outerbridge’s view that the Nominating and Governance Committee should adhere to its own separate and distinct process for vetting nominees and conducting related background checks, without relying on stockholder assistance. Mr. Wallace also explained that Outerbridge’s persistent and proactive efforts to reach a cooperative framework with the Board and avoid a proxy contest had been met with the Board’s stubborn failure to make its counsel available to Outerbridge in furtherance of such an accord. Mr. Wallace indicated that, despite the Board’s apparent failure to offer this gesture of good faith, which left Outerbridge without any indication of whether the Board intended to engage in a bona fide negotiation, Outerbridge had extended the courtesy of making its Nominees available for interviews. Mr. Wallace made clear, however, that Outerbridge would not be making its Nominees available for any further interviews until the parties made substantive progress towards a mutually agreeable framework. Failing this, Mr. Wallace stated, Outerbridge would move forward with the proxy contest and let Comtech’s stockholders decide which individuals were more qualified and experienced to serve on the Board.
•	On October 15, 2021, Outerbridge filed its preliminary proxy statement for the Annual Meeting.
•	Also on October 15, 2021, Outerbridge delivered a books and records request to the Company pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”) to inspect certain stockholder list materials.
•	On October 16, 2021, Ms. Chambers sent an email to Mr. Wallace alleging, among other things, that Outerbridge has been unwilling to allow the Board to continue to interview the Nominees despite its stated desire to reach a resolution.
•

On October 17, 2021, Mr. Wallace responded to Ms. Chambers’ email expressing Outerbridge’s disappointment with the Board’s pattern of misrepresenting its engagement with Outerbridge both publicly and privately, including in Ms. Chambers’ October 16th email, and setting the record straight regarding Outerbridge’s prior efforts to reach a constructive resolution with the Company. Mr. Wallace stated that it was his understanding that Ms. Chambers and Mr. Waldman will be up for election at the 2021 Annual Meeting, and that both of them therefore “have obvious and serious conflicts of interest in this process, and it should be immediately clear to [Ms. Chambers] and the Board why Outerbridge would not indulge a repeated interviewing of [Outerbridge’s] candidates without settlement discussions being well underway.” Mr. Wallace noted, “If Comtech truly wants to resolve matters short of a proxy contest, I suggest that the Company immediately take Outerbridge up on the litany of prior offers we have extended to you, [Mr. Kornberg] and [Mr. Waldman] to have our respective counsels enter into negotiation on a cooperation agreement. I have tried to introduce [Outerbridge’s attorney] to you and the Board in the past and have copied [Outerbridge’s attorneys] on this email.” Mr. Wallace never received a response from Ms. Chambers to his email.

•

On October 18, 2021, the Company announced a $100 million investment (the “Preferred Stock Transaction”) by White Hat Capital Partners LP (“White Hat”) and Magnetar Capital LLC (“Magnetar” and together with White Hat, the “Investors”), and its agreement to appoint Mark Quinlan, White Hat’s Co-Founder and Managing Partner, to the Board.

•	Also on October 18, 2021, Mr. Porcelain sent an email to Mr. Wallace attaching the October 18th press release announcing the Preferred Stock Transaction, conveying his excitement about the deal and expressing his hope that Mr. Wallace shared his enthusiasm. Mr. Wallace responded to Mr. Porcelain later that day acknowledging the press release and noting that Outerbridge would review the transaction documents once filed by the Company, and would likely be in touch with the Company following that review.
•	On October 22, 2021, four days after the Preferred Stock Transaction was announced, the Company filed its Form 8-K with the SEC disclosing the various transaction documents, including a Subscription Agreement, Certificate of Designations for the Series A Preferred Stock, form of Voting Agreement and Registration Rights Agreement. The Form 8-K also disclosed that on October 19, 2021, pursuant to the terms of the Subscription Agreement, the Investors purchased an aggregate of 100,000 shares of the Series A Preferred Stock for an aggregate purchase price of $100,000,000. In addition, each of the Investors has a one-time option exercisable at any time on or prior to March 31, 2023 to purchase their pro rata portion of an aggregate of 25,000 additional shares of the Series A Preferred Stock for an aggregate purchase price of $25,000,000.
•	On October 25, 2021, Outerbridge issued a press release and open letter to the Board criticizing the Preferred Stock Transaction, stating that its sole purpose is to entrench the current Board and management by diluting common stockholders who have suffered through years of underperformance by placing more than 13% of the vote in the hands of new supportive investors ahead of a potential election contest. Outerbridge underscored that the Preferred Stock Transaction was a terrible deal for all Comtech stockholders other than White Hat and Magnetar, as the new shares were issued at no premium to the pre-announcement market price and with a hefty 6.5% coupon attached. Outerbridge further expressed its belief that the Preferred Stock Transaction underscores its concerns regarding the Board’s ability to effectively oversee the Company for the benefit of its public stockholders, and that a refreshed Board is desperately and urgently needed.
•

Also on October 25, 2021, a Comtech stockholder filed a Verified Stockholder Class Action Complaint on behalf of all Comtech stockholders against Comtech’s Board, White Hat, Magnetar, and the Company in the Delaware Court of Chancery alleging, among other things, that the Board breached its fiduciary duties by “approv[ing] the [Preferred Stock Transaction] to entrench themselves and undermine stockholders’ ability to freely vote to install . . . new directors that are not aligned with the incumbent regime…and locked up a significant percentage of the outstanding shares eligible to vote in director elections.”[1]

•	On October 27, 2021, Outerbridge delivered a books and records request to the Company pursuant to Section 220 of the DGCL to inspect certain books and records related to the Preferred Stock Transaction in order to gather information regarding, among other things, potential wrongdoing, mismanagement, conflicts of interest, corporate waste and/or breaches of fiduciary duties by members of the Company’s management team and/or Board or others in connection with the Preferred Stock Transaction.
•	On October 29, 2021, Acacia Research Corporation (“Acacia”) submitted a private proposal to Comtech to acquire 100% of the outstanding shares of Comtech for $30 per share in cash.[2]
•

Also on October 29, 2021, the Company filed its preliminary proxy statement for the Annual Meeting, which was accepted by the SEC on November 1, 2021. The Company’s preliminary proxy statement makes no mention of Acacia’s proposal.

•	On November 1, 2021, the Company issued a press release confirming receipt of an unsolicited, non-binding proposal from Acacia to acquire Comtech.
•	On November 2, 2021, Outerbridge issued a press release commenting on Acacia’s offer to acquire Comtech. In the press release, Outerbridge stated that it lacks confidence in the current Board to oversee an objective strategic alternatives process with the best interests of stockholders in mind and urged the Company to immediately appoint its three independent nominees to add essential strategic and M&A expertise to the Board.
•	On November 4, 2021, Outerbridge filed a revised preliminary proxy statement for the Annual Meeting.

•

On November 9, 2021, Outerbridge’s counsel delivered a letter to the Company’s counsel regarding a false and misleading claim made by the Company in its Press Release issued and filed with the SEC on Form 8-K on October 25, 2021 regarding a certain statement made by Outerbridge in its October 25, 2021 open letter to the Board commenting on the Company’s preferred stock transaction, and demanding an immediate retraction of the false statement.

•

On November 11, 2021, the Company issued a press release and public letter to stockholders (the “November 11 Letter”). In the November 11 Letter, the Company claims, among other things, to have filed its definitive proxy materials with the SEC, however, at the time the November 11 Letter was issued, no such definitive proxy materials were available on the SEC’s website or Comtech’s website despite the letter referencing that such proxy materials were available on such websites.

•	On November 12, 2021, the Company’s definitive proxy statement was deemed filed with the SEC.

•	Also on November 12, 2021, Outerbridge filed this definitive proxy statement.

1 Verified Stockholder Class Action Complaint at 32, Franchi v. Kornberg, C.A. No. 2021-0919-JRS (Del. Ch. 2021).

2 Acacia Research Corporation Form 8-K, November 2, 2021, https://www.sec.gov/ix?doc=/Archives/edgar/data/934549/000168316821005188/acacia_8k.htm.

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REASONS FOR THE SOLICITATION

WE BELIEVE THAT SIGNIFICANT REFRESHMENT ON THE COMTECH BOARD IS NEEDED NOW

We believe that Comtech is deeply undervalued and that significant opportunities exist to unlock substantial value for all stockholders. However, we believe that urgent change is needed on the Board to enhance management oversight, provide renewed accountability, and ensure a focus on stockholders’ interests.

As one of the Company’s largest stockholders, we have spent months fruitlessly seeking to collaboratively engage with the Board to address our concerns, including the Company’s longtime stock price underperformance, history of poor capital allocation decisions, failed M&A strategy, poor executive succession planning, troubling corporate governance practices, suboptimal financial reporting, dearth of relevant industry expertise on the Board, lack of transparency and accountability, and, most importantly, an apparent disregard for creating value for stockholders. During the period leading up to this solicitation, our sincere hope was to address these concerns privately with the Board and management to avoid the distraction and cost of a public contest. However, in our view, our engagement was marred by delays, misrepresentations, and a lack of transparency. Given the Board’s behavior and seeming disregard for the concerns of one of its largest stockholders, together with the lack of relevant expertise and skill sets of its independent members, we felt compelled to nominate our highly qualified and independent Nominees for election at the Annual Meeting, who we believe will bring much needed accountability and insight to the boardroom and will seek to maximize value for all stockholders.

While the Board may have undertaken and committed to certain corporate governance improvements reflecting a step in the right direction, we question whether these changes would have occurred absent our involvement and stockholder pressure. More importantly, we do not believe these steps are a remedy for the serious issues plaguing the Company. Additional change is required at this critical juncture to ensure that the interests of stockholders are protected and paramount in the boardroom.

Furthermore, the Company’s recent announcement of the planned appointment of Mr. Porcelain as Comtech’s next CEO and member of the Board only underscores our concerns. Prior to his appointment as COO and President, Mr. Porcelain served as Comtech’s CFO for twelve years. His executive tenure at Comtech has been marred by sharp declines in organic revenues and profits, and a consistent failure to generate a compelling return from allocated capital. His promotion to CEO effects a doubling down on executive underperformance that has plagued the Company for more than a decade and has been condoned by a Board that apparently refuses to address its deficiencies in subject matter expertise and relevant experience.

Unfortunately, since that announcement, the Board has only continued to demonstrate its apparent inability to act with the best interests of common stockholders in mind. The Company’s most recent decision to issue up to $125 million of votable, convertible preferred equity to White Hat and Magnetar at no premium to the pre-announcement market price and with a hefty 6.5% coupon attached, further demonstrates the need for urgent change on the Board. We believe this transaction serves no bona fide business purpose and was done solely to entrench management and the Board by diluting common stockholders who have suffered through years of underperformance by placing more than 13% of the vote into friendly hands ahead of a potential election contest.

It has become clear to us that an enhanced Board with fresh perspectives, operational expertise, and strategic acumen is urgently required to put Comtech on a better path forward. We are therefore seeking your support to elect our two (2) highly qualified Nominees at the Annual Meeting, who, in our view, would add relevant and significant operational, financial, strategic and industry experience to the Board as well as fresh and independent perspectives, and who are open to considering all pathways forward for the Company with the best interests of stockholders in mind at all times.

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WE ARE CONCERNED BY THE COMPANY’S PROLONGED STAGNATION AND STOCK PRICE UNDERPERFORMANCE

The Company Has Underperformed its Peers and Relevant Indices Over Almost Every Relevant Time Period

Comtech’s returns have lagged the peer median and relevant indices on a 1-, 3-, 5, and 10-year basis. We believe the incumbent Board and management team must be held accountable for the Company’s prolonged and dramatic stock price underperformance.

Unaffected Total Stockholder Return (TSR) as of June 11, 2021 3

	1-year	3-year	5-year	10-year
Peer Median	58.4%	86.9%	219.9%	234.1%
S&P 500	43.7%	61.2%	123.1%	304.4%
Nasdaq Telecommunications Index	31.1%	46.5%	99.8%	152.0%
Comtech Telecommunications Corp.	32.4%	(28.2%)	24.0%	27.7%

Peers: Axon Enterprise, Inc. (NASDAQ: AXON), Gilat Satellite Networks Ltd. (NASDAQ: GILT), Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), Mercury Systems Inc. (NASDAQ: MRCY), Motorola Solutions, Inc. (NYSE: MSI), ViaSat, Inc. (NASDAQ: VSAT)

Source: FactSet

The Company’s Performance Continues to Disappoint with Troubling FY21 Results and FY22 Outlook

While Comtech’s management may claim to be “incredibly proud of [the Company’s] performance during fiscal 2021”,4 we believe the Company’s poor financial results belie this rhetoric. We ask stockholders to consider the following:

Revenue

•	FY21 revenue was 13.4% lower than in FY19 (pre-Covid).
•	The mid-point of FY22E revenue guidance is below FY19 actual revenue. Importantly, if achieved, it will represent a meager 7.2% increase from Comtech’s revenue five years ago in FY17.
•	1QFY22E revenue of $115 million will be the lowest quarterly revenue in the last six years – even lower than what Comtech achieved during the depths of the Covid-19 pandemic.

Adjusted EBITDA

•	FY21 Adjusted EBITDA was 18.2% lower than in FY19 (pre-Covid).
•	The mid-point of FY22E Adjusted EBITDA guidance is below FY19 Adjusted EBITDA. Importantly, if achieved, it would represent a meager 3.2% increase from Comtech’s Adjusted EBITDA five years ago in FY17.
•	1QFY22E Adjusted EBITDA of $3 million would be the lowest quarterly Adjusted EBITDA in more than a decade of financial results, including the global financial crisis.

3 One business day prior to Outerbridge’s public letter to the Board, dated June 14, 2021.

4 Michael Bondi, Comtech FY21 Earnings Call, October 4, 2021.

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Furthermore, we believe stockholders should question Comtech’s ability to achieve even these disappointing FY22 targets given the unexpected negative revision to FY21 revenue guidance that was triggered by Comtech’s material and undisclosed Afghanistan exposure. We believe the Company’s lack of transparency regarding its Afghanistan exposure alone should cause stockholders to question whether they trust that this Board has stockholders’ best interests in mind.

Given the Board’s continued disappointing results and lack of transparency, it is no surprise that that for eight consecutive quarters the Company’s stock price has declined following its earnings announcements. In our view, this is a clear indication that other stockholders share our serious concerns and that the status quo is no longer tenable under the incumbent Board.

WE BELIEVE THE BOARD HAS OVERSEEN STRATEGIC FAILURES ACROSS ALL BUSINESS SEGMENTS

We believe Comtech has long suffered from strategic inattention at the Board level across nearly all business segments, which has harmed the Company’s operational results and hindered value creation.

In the Government Solutions segment, Comtech expects net sales in FY22 to be lower than the amount it achieved in FY21, likely resulting in the lowest organic revenue for this segment in decades. After peaking at $314 million in FY19 (FY16 - FY21 period), the Government Solutions segment revenue declined to $221 million in FY21 – down 29.6%. Even compared to FY20 (which was impacted by Covid), segment revenues were down 15.8% year-over-year, Adjusted EBITDA lower by 36.6%, and Net Income lower by 52.5% year-over-year in FY21.

Further, while Comtech has attributed the FY21 revenue decline to U.S. Armed Forces withdrawal from Afghanistan, as noted above, the Company completely failed to communicate this risk exposure to stockholders. This failure to report a material risk and attendant lack of transparency spanned over nine years of earnings calls and SEC filings, in which the Company did not once mention how vulnerable its Government Solutions segment was to Afghanistan. Not surprisingly, when in its FQ3 2021 earnings report the Company negatively revised its revenue guidance due to the U.S. Armed Forces’ withdrawal, Comtech’s share price fell 13.8%.

With respect to the Commercial Solutions segment, Comtech currently combines two business lines under this segment: (1) Satellite Ground Station Technologies (the “Satellite Business”) and (2) Public Safety and Location Technologies (the “911 Business”). Because the Company combines these two business lines under its Commercial Solutions segment, we believe the 911 Business’s growth has masked troubles in Comtech’s Satellite Business.

The Satellite Business’s revenues appear to have stagnated since at least FY15, when the business accounted for $204 million on an organic basis, which then declined to $176 million in FY16 and FY17. Subsequent to FY17, organic comparisons become difficult due to segment reporting, but the consolidated Commercial Solutions revenues that include the Satellite Business and the 911 Business grew at only a 1-2% CAGR between FY17 and FY21. By its own admission, in the Satellite Business, Comtech has long harvested its incumbency in legacy SCPC modem technology but has failed to organically develop leading solutions for the faster-growing TDMA market. We believe Comtech’s failure to deliver needed innovation has historically contributed to a loss of market share in the Satellite Business.

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Outerbridge believes the 911 Business, which we estimate contributes between $150 - $200 million in annual revenues and $30 - $45 million in EBITDA, is Comtech’s “crown jewel,” thanks to the powerful upgrade cycle underway across the United States for “Enhanced 911” or “NG911.” In fact, Outerbridge believes the intrinsic value of this segment alone likely exceeds Comtech’s current enterprise value based on comparable public companies. Unfortunately, we believe Comtech has failed to appropriately showcase the 911 Business to investors. Rather than breaking out revenue and EBITDA data for the 911 Business separately, Comtech has chosen to commingle 911 Business results with its Commercial Solutions segment alongside the low margin and slow growth Satellite Business. This has created a situation whereby this segment is currently compared to low margin hardware players like Viasat, Inc. and Gilat Satellite Networks Ltd., rather than high margin public safety and CCaaS players like Motorola Solutions, Inc., Axon Enterprise, Inc., Everbridge, Inc., NICE Ltd., and Five9, Inc.

WE ARE CONCERED BY THE COMPANY’S HISTORY OF POOR CAPITAL ALLOCATION DECISIONS AND FAILED M&A STRATEGY

In addition to the strategic failures outlined above, we believe the Board has continued to pursue an aggressive M&A strategy, despite management’s destruction of stockholder value.

In January of 2020, Comtech announced the proposed acquisition of Gilat Satellite Networks Ltd. (“Gilat”) for $524 million, triggering a sharp sell-off in the stock and a price drop of nearly 20% in a single day. We believe stockholders’ severely negative reaction to this deal was likely motivated at least in part by management and the Board’s poor track record managing prior large, leveraged acquisitions.

Indeed, in November of 2015, about a year after its own review of strategic alternatives was publicly called off, Comtech announced the acquisition of TeleCommunication Systems, Inc. (“TCS”) for $430 million. TCS had annual revenues of $365 million and Adjusted EBITDA of $40 million, with Comtech reporting annual revenues of $308 million and Adjusted EBITDA of $52 million. Comtech guided stockholders to expect further synergies of $8 - $12 million from the TCS deal, implying that EBITDA should have reached $100 million or more in the following years, and grown thereafter. Instead, due to organic declines in Comtech’s business, annual EBITDA never exceeded $93 million in the five years following the TCS merger, with FY21 EBITDA at just $77 million.

In the aggregate, Comtech has now invested ~$400 million of cash, including the $70 million termination fee paid to Gilat, and issued dilutive equity to pursue an apparently flawed M&A strategy (FY16 - FY21). Despite spending hundreds of millions of dollars and issuing the aforementioned shares, FY21 revenue was only 6% and Adjusted EBITDA 8% higher than in FY17, which was the first full year that incorporated results from the TCS acquisition.

WE ARE CONCERNED BY THE COMPANY’S POOR EXECUTIVE SUCCESION “PLANNING”

Prior to our involvement, the Board did not convey an appropriate succession plan for Chairman and CEO Mr. Kornberg, which we find deeply troubling given his age and nearly 50-year tenure at the Company’s helm. Given Comtech’s prolonged and dramatic stock price underperformance under his leadership, along with other long-tenured senior executives, we communicated to the Board that any succession planning should involve the retention of a highly credentialed national executive search firm with a focus first and foremost on finding qualified external candidates with fresh perspectives.

Instead of collaboratively engaging with Outerbridge when we privately brought our concerns about the Company’s executive succession planning to the Board’s attention and after we publicly aired these concerns, the Company disclosed on October 4th that it apparently had a “succession plan” in place since 2018. This “plan” was “initiated by the Board of Directors with its appointment of Mr. Porcelain as Chief Operating Officer in 2018 and President in 2020.” Interestingly, the Company never communicated this succession plan to stockholders until just recently and does not appear to have engaged an executive search firm to locate qualified external candidates.

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We believe this raises serious transparency concerns and stockholders should now question the Board’s conduct as fiduciaries in having chosen to name Mr. Porcelain as the Company’s next CEO. Mr. Porcelain and outgoing CEO Fred Kornberg have failed to create value for Comtech stockholders over the span of not just years, but decades. Prior to his appointment as COO and President, Mr. Porcelain served as Comtech’s CFO for twelve years, during which time the Company suffered sharp declines in organic revenues and profits and failed to generate a compelling return from allocated capital. Other stockholders appear to share our serious concerns as evidenced by the double-digit decline in Comtech’s share price in response to the announced planned appointment of Mr. Porcelain as CEO and a disappointing FY21 earnings announcement.

WE BELIEVE THE PREFERRED STOCK TRANSACTION IS DILUTIVE, ENTRENCHMENT-MINDED AND NOT IN THE BEST INTERESTS OF STOCKHOLDERS

We have continuously attempted to work with the Company privately and constructively to reach a mutually agreeable resolution to address the key issues plaguing Comtech. As such, we have been deeply disappointed that despite these attempts to work collaboratively, Comtech has not taken a similar approach towards meaningfully engaging with us, and has instead undertaken actions that we believe are not in common stockholders’ best interests, including announcing the appointment of Mr. Porcelain as the Company’s next CEO despite his decades of underperformance as an executive at the Company, and most recently, announcing the Preferred Stock Transaction with White Hat and Magnetar, a deal that is highly dilutive to common stockholders, which the Company apparently entered into without performing any sort of market check to determine whether there were other interested parties that might consummate a deal on better terms.

In fact, we believe the Preferred Stock Transaction serves no bona fide business purpose and was done solely to entrench management and the Board by diluting common stockholders and placing a large block of votable shares into friendly hands ahead of a potential election contest with Outerbridge and amidst stockholder discontent.

Specifically, following our public call for change, including our nomination of director candidates and the filing of preliminary proxy materials seeking their election to the Board at the Annual Meeting, the Company announced that it agreed to issue up to $125 million of a new series of convertible preferred equity to White Hat and Magnetar at no premium to the pre-announcement market price and with a hefty 6.5% coupon attached. Notably, the Series A Preferred Stock is entitled to vote with the holders of Common Stock on an as-converted basis, meaning that the Board has transferred more than 13% of the Company’s total voting power at the Annual Meeting into friendly hands who we believe are likely to vote in favor of the Company’s nominees. We find this significant transfer of voting power during the midst of a contested election alarming.

These transaction terms may be attractive to White Hat and Magnetar but they do not appear to have been negotiated with the best interest of Comtech stockholders in mind. First, unlike in other convertible transactions that often carry conversion premiums of between 20% and 50% to market prices, here there was no premium to market prices associated with the initial $100 million of Series A Preferred Stock purchased by White Hat and Magnetar. The absence of a premium is particularly puzzling to us given that it seems to undermine management’s own perceived undervaluation of the stock, as current Comtech President and COO Michael Porcelain himself stated just months ago that “I think the one thing we all agree on is that the stock is undervalued and should be trading in the $40s.”5 Further, the 6.5% coupon attached to the Series A Preferred Stock appears to be excessive as it is almost 3x the 2.4% current cash borrowing rate under the Company’s existing $550 million Credit Facility, of which $201 million is outstanding, leaving $350 million uncommitted and generally available for use.6

According to the Company’s October 18th press release, Comtech expects to apply the proceeds of the Preferred Stock Transaction across a range of initiatives to accelerate growth and increase profitability. Comtech’s stated use of the proceeds appears not only vague to us, but seems to be inconsistent with the Company’s recent public filings which demonstrate that Comtech had no imminent operational need to raise this capital. Specifically, according to the Company’s Form 10-K filed with the SEC on October 4, 2021, the Company disclosed that “[b]ased on our anticipated level of future sales and operating income, we believe that our existing cash and cash equivalent balances, our cash generated from operating activities and amounts potentially available under our Credit Facility will be sufficient to meet both our currently anticipated short-term and long-term operating cash requirements.” The Company also expects to earn $70-76 million in Adjusted EBITDA during fiscal year 2022 and failed to mention any imminent need for this capital on its latest conference call with stockholders.

Given the Company’s existing cash reserves and anticipated future cash prospects, the Board and management’s decision to undertake the Preferred Stock Transaction seems unnecessary at this particular point in time. Indeed, the timing – during the midst of a potential proxy contest and amid growing stockholder discontent – is, in fact, highly suspect as Comtech has transferred more than 13% of the voting power into friendly hands ahead of the Annual Meeting.

Although the Investors can vote as they see fit at this year’s Annual Meeting, White Hat nominee Mark Quinlan is quoted effusively praising Comtech’s management and Board in the joint press release announcing the Preferred Stock Transaction. In addition, the Investors are subject to extensive standstill provisions and are required to vote in favor of the Company’s nominees and otherwise generally in accordance with the Board’s recommendations on proposals presented at the Company’s annual meetings of stockholders following this year’s Annual Meeting, effectively guaranteeing the Investors’ continued support for years to come.

The Preferred Stock Transaction further underscores our serious concerns about the Board’s ability to govern Comtech for the benefit of its public stockholders, or to effectively oversee financial transactions and capital allocation decisions. If the Board truly believed a financing was the best course of action, stockholders should seriously question whether the Company undertook a comprehensive review process, including whether other investors were contacted for a market check or whether alternative offers were explored. We do not believe the process was exhaustive. At a minimum, Outerbridge and many other large existing Comtech stockholders were never contacted about providing capital, nor were certain other sources of low-cost capital and potential strategic acquirers. The Company’s disclosure in its proxy statement regarding the events leading up to the Preferred Stock Transaction further demonstrate that a comprehensive review process was not undertaken.

In fact, on October 29, 2021, less than two weeks after Comtech announced the Preferred Stock Transaction, a third party, Acacia Research Corporation, submitted a private proposal to Comtech to acquire 100% of the outstanding shares of Comtech for $30 per share in cash, which was confirmed by both parties the following week. This proposal supports the notion that while the Company was busy negotiating a deal with White Hat and Magnetar that carried no premium and an onerous 6.5% coupon, there were other parties willing to enter a deal at a premium of 39% as a starting point. We believe the Company’s apparent failure to perform a market check and identify this deal and potentially others is further evidence of the Board’s lack of sophisticated transaction experience, refusal or inability to act in common stockholders’ best interests, and playbook of taking steps to entrench itself.

Given the Company’s troubling track record, together with the seeming lack of any bona fide business purpose for the Preferred Stock Transaction, Outerbridge believes the true intent of the transaction is clear – to entrench management and the Board ahead of an election contest by diluting common stockholders willing to challenge the status quo with supportive preferred investors who were given a seat on the Board. Indeed, in addition to favorable financing terms, the Preferred Stock Transaction also gives White Hat and Magnetar a Board designee right. Unfortunately, rather than adding an independent candidate whose primary work experience consists of serving as an operational leader in Comtech’s core markets, which we believe is sorely needed in the boardroom and have repeatedly called for both publicly and privately for months, the Board has agreed to appoint White Hat’s Mark Quinlan, another director with a financial or accounting background.

Outerbridge is not alone in its concerns. The cumulative 11% decline in Comtech’s share price between the announcement of the Preferred Stock Transaction and prior to Acacia’s unsolicited takeover bid demonstrates that stockholders are unhappy. Further, we note that the Class Action suit recently filed in the Delaware Court of Chancery on behalf of all Comtech stockholders alleges the same: “Fearing that they would be voted out of office, the incumbent Comtech Board took action…The [Preferred Stock Transaction is a] transparent and unlawful attempt by the incumbent Comtech directors to get a substantial number of votes into friendly hands in advance of the upcoming 2021 Annual Meeting at which Outerbridge is running a proxy contest.”7

When coupled with years of financial, operational, and stock price underperformance, as well as other significant governance deficiencies, we believe the Preferred Stock Transaction underscores the urgent need for a reconstituted Board with new directors who have operational and industry expertise and who are committed to representing the best interests of all Comtech stockholders.

We Continue to Have Concerns with the Company’s Corporate Governance Practices

While Outerbridge acknowledges that the Board has announced certain actions that would improve its corporate governance practices, including the planned declassification of the Board and the retirement of three long-tenured directors, we believe these changes are reactionary and likely would not have occurred absent stockholder involvement. To be sure, given the fact that the Board currently has four directors with tenures of approximately 20 years or more, one of whom serves as Chairman and CEO, the other three of whom sit on the Nominating and Governance Committee, and one of whom serves as the Lead Independent Director, we question whether the Board had any real refreshment process in place prior to Outerbridge’s involvement, and that Comtech’s recent actions likely reflect its efforts to appease stockholders ahead of a potential proxy contest. This is further evidenced by the Board’s decision to delay declassifying the Board by implementing a phased-out declassification. Rather than provide for an immediate declassification, the Board will not be fully declassified until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”).

We believe the Board requires truly independent directors who will bring fresh perspectives and experiences to bear in their role as fiduciaries, and who will work proactively and consider the best interests of stockholders at all times. Importantly, Outerbridge does not believe Comtech’s recent governance maneuvers will resolve the Board’s lack of relevant experience, true independence, and stockholder alignment.

Furthermore, in addition to the litany of governance issues noted above, including, among others, the lack of an appropriate executive succession plan, the lack of transparency to stockholders and the failure to provide effective oversight of management, the Company continues to maintain the following stockholder-unfriendly governance practices:

•	Stockholders cannot call special meetings;
•	Stockholders cannot act by written consent;
•	Directors may only be removed for cause; and
•	A supermajority vote is required for certain Charter amendments.

We believe these governance provisions severely limit the ability of stockholders to seek to effect change at Comtech. Interestingly, the Board claims that it “has a long-standing commitment to sound and effective corporate governance,”8 yet has apparently failed to recognize two of the most important stockholder rights – the ability to act by written consent and the ability to call a special meeting – both of which are widely considered best-in-class corporate governance practices.

5 Singular Research Summer Solstice, June 24, 2021.

6 Comtech Form 10-K, October 4, 2021, https://www.sec.gov/ix?doc=/Archives/edgar/data/23197/000002319721000082/cmtl-20210731.htm

7 Verified Stockholder Class Action Complaint at 3, 23, Franchi v. Kornberg, C.A. No. 2021-0919-JRS (Del. Ch. 2021).

8 Comtech’s 2020 proxy statement.

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WE BELIEVE THERE IS A BETTER PATH FORWARD FOR COMTECH WITH THE ADDITION OF OUR HIGHLY QUALIFIED NOMINEES

Despite the challenges that face it, Comtech is a fundamentally sound business with promising future prospects and undervalued assets. Outerbridge believes Comtech’s long history of failure is due above all to a Board that is seemingly incapable of overseeing management or implementing appropriate strategies to unlock value.

While substantial change at Comtech is long overdue, the Board’s recent actions, including the appointment of Mr. Porcelain as Comtech’s next CEO, who has overseen the Company’s persistent underperformance and failed strategies, and its approval of the dilutive Preferred Stock Transaction only underscore our serious concerns with the Board’s ability to provide effective oversight of the Company and its willingness to promote and protect the interests of all stockholders. We believe the Company needs a new plan with improved execution and enhanced Board oversight.

The urgent need for a reconstituted Board with directors that have relevant industry expertise and experience, particularly with respect to M&A, is even more critical now in light of Acacia’s recently announced offer to acquire the Company for $30 per share. The Board, consistent with its fiduciary duties, must fully and fairly consider any proposals it receives to acquire the Company. Unfortunately, given this Board’s troubling track record and, in our view, lack of sophisticated transaction experience and troubling M&A failures, we cannot trust the current Board to undertake an objective strategic review process to maximize value for all Comtech stockholders.

The Board urgently needs new directors who have the transactional expertise, deep knowledge of the industry, and true independence from management required to run a comprehensive review process. The candidates we have put forth for election to the Board, Wendi Carpenter and Sidney Fuchs, collectively possess the strategic acumen, public Board experience, and industry expertise – especially with respect to M&A – in order to run a fair and thoughtful process. They would also bring fresh perspectives, objectivity, and stockholder-alignment to the Board.

Importantly, in contrast to Comtech’s current directors, we believe our Nominees possess ample industry expertise and bring a proven track record of successfully negotiating challenges in service both to corporate owners and to our country. As evidenced by their brief biographies below, our two (2) independent and highly qualified Nominees have deep operational, financial, and strategic experience within the government, satellite, law enforcement, and public safety sectors, in addition to backgrounds in mergers and acquisitions, crisis and risk management, leadership, and public company governance. Our Nominees are independent, accomplished, and highly capable individuals that possess deep familiarity with Comtech’s key markets, customers, and technologies, including Next Generation 911, commercial satellite, and government communications systems. Our Nominees have further led distinguished careers in public service: a notable positive as the United States Government remains Comtech’s largest customer.

We firmly believe that with the right Board in place, Comtech can be a best-in-class company in its industry and generate significant value for all stockholders.

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Brief biographies of our highly qualified Nominees are as follows:

Wendi Carpenter

•	Wendi Carpenter completed a distinguished 34-year career in the U.S. Navy before retiring as a Rear Admiral. She was the Commander of the Navy Warfare Development Command (driving key innovation, development, and acquisition in satellites, cyber, communications, and unmanned systems with other United States Government partners), Deputy Commander of the U.S. Second Fleet, and she held key senior U.S. joint and NATO executive positions. She provided crisis and disaster support to FEMA and HLS, and oversaw the Logistics Crisis Action Center for the Navy following 9/11. Rear Admiral Carpenter currently serves as an Independent Director and Chair of the Compensation Committee of SkyWater Technology, Inc. (NASDAQ: SKYT), a $1.2 billion market cap semiconductor development and manufacturing company with significant classified United States Government and aerospace communications business.

Sidney Fuchs

•	Sidney Fuchs currently serves as Chairman of the Board at Eutelsat America Corporation, a subsidiary of Eutelsat SA, a leading Paris-based satellite services and communications provider with over 1.2 billion euros in annual revenue. Previously, he served for eight years as an intelligence officer in the CIA before embarking on a prolific career leading and transforming U.S. Government defense contractors as a CEO and director. Most recently, he was the CEO and a director at MacAulay-Brown, Inc., where he led a highly successful turnaround and sale to Veritas Capital Fund Management, LLC.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three (3) classes. The directors in each class are elected for terms of three (3) years so that the term of office of one (1) class of directors expires at each annual meeting of stockholders. As disclosed in the Company’s proxy statement, the Company is submitting the Declassification Proposal for approval by stockholders at the Annual Meeting. If approved, effective upon conclusion of the Annual Meeting, the classified Board structure will be phased out beginning at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), such that from and after the 2022 Annual Meeting, all directors who are up for election at an annual meeting of stockholders will be elected to serve for a term of one year, and the Board will be fully declassified as of the 2024 Annual Meeting. According to the Company’s proxy statement, the terms of two (2) directors will expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect two (2) Nominees, Wendi B. Carpenter and Sidney E. Fuchs, in opposition to the Company’s two (2) director nominees.

This Proxy Statement and enclosed WHITE proxy card is soliciting proxies to elect only our nominees and does not confer voting power with respect to any of the Company’s director nominees. Your vote to elect our Nominees will have the legal effect of replacing two (2) of the Company’s director nominees with our Nominees. If elected, our Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to maximize stockholder value. There is no assurance that any incumbent director will serve as a director if our Nominees are elected to the Board. You should refer to the Company's proxy statement for the names, background, qualifications, and other information concerning the Company's nominees.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes, and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

Wendi B. Carpenter (Rear Admiral, U.S. Navy, Retired), age 65, currently serves as the Principal and Founder of Gold Star Strategies LLC, a management consulting firm, since January 2012. Previously, Rear Admiral Carpenter served as the tenth President of the State University of New York Maritime College from 2011 to 2013 and as the State of New York Special Envoy for Maritime Matters from 2011 to 2014. Prior to that, from 1977 to 2011, she served a distinguished 34-year career as a Naval Officer in the United States Navy, where she served in various roles, including commanding or serving as deputy in organizations overseeing worldwide maritime and air operations, logistics, facilities management, and training of forces, culminating in her reaching the rank of Rear Admiral. She also served in key advisory roles and board positions with private, education, and government organizations during her time in the Navy. Rear Admiral Carpenter currently serves on the board of directors of SkyWater Technology, Inc. (NASDAQ: SKYT), a United States based semiconductor foundry, since October 2020, where she also serves as Chair of the Compensation Committee. Additionally, Rear Admiral Carpenter serves as a member of the Board of Advisors of Kokes Marine Technologies LLC, a marine research and component testing and evaluation company, since March 2018. Previously, she served as a Member of the Affordable Housing Advisory Council to the Federal Home Loan Bank of Atlanta, a United States Federal Home Loan Bank, from January 2016 to December 2019. Also, Rear Admiral Carpenter served as an Advisor to the Secretary General World Maritime Organization and World Maritime University Board of Governors, a post graduate research institution in maritime and ocean-related studies, from October 2013 to May 2015. Rear Admiral Carpenter holds a Bachelor of Science in Psychology from the University of Georgia and a Master of Arts in International Relations from Salve Regina University, and is a distinguished graduate of the U.S. Naval War College. Rear Admiral Carpenter has also completed numerous executive courses in business, organizational transformation, and diplomacy, including the Capstone Program at the National Defense University and the Senior Policy Course at the NATO School.

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Outerbridge Partners believes that Ms. Carpenter’s distinguished 34-year service in the U.S. Navy, culminating in her rank as Rear Admiral, as well as her prior public board experience make her well-qualified to serve on the Board.

Sidney E. Fuchs, age 60, currently serves as Chairman of the Board at Eutelsat America Corporation, a leading provider of commercial satellite communication solutions to the United States Government and subsidiary of Eutelsat SA (NTSE Euronext: ETL FP), a global satellite communications company, since January 2021. From August 2018 to August 2019, Mr. Fuchs served as Chief Operating Officer of Alion Science and Technology Corporation (“Alion”), a cybersecurity and defense technology solutions company. Prior to that, from 2011 to August 2018, he served as President, CEO, and a director of MacAulay-Brown, Inc., a cybersecurity and defense technology solutions company, which was acquired by Veritas Capital Fund Management, L.L.C., a private equity firm, in August 2018 and merged into Alion. Prior to that, Mr. Fuchs served as President, CEO, and a director of ATS Corporation (formerly NYSE AMEX: ATSC), an information technology services company, from 2010 to 2011. He served as President, CEO, and a director of OAO Technology Solutions, Inc., a global information technology services company, from 2007 to 2010. Prior to that, Mr. Fuchs served as President and CEO of TASC, Inc., a defense industry information and engineering technology subsidiary of Northrop Grumman Corporation (NYSE: NOC), a global aerospace and defense company, from 2002 to 2007. Prior to that, Mr. Fuchs served as Director of Strategic Services at Rational Software Corporation (formerly NASDAQ: RATL), a software systems and information technology solutions company that was acquired by International Business Machines Corporation (NYSE: IBM) in 2002, from 1998 to 2002. Prior to that, Mr. Fuchs served as Director of the Advanced Programs Group at Oracle Corporation (NYSE: ORCL), an enterprise information technology company, from 1997 to 1998. He served as Director of the Advanced Programs Group of Digital Equipment Corporation (formerly NYSE: DEC), a computer manufacturing company acquired by Compaq Computer Corporation (formerly NYSE: CPQ) in 1998. Prior to that, Mr. Fuchs served as an Intelligence Officer with the United States Central Intelligence Agency, a foreign intelligence service of the United States Federal Government, from 1987 to 1995. Mr. Fuchs currently serves as Strategic Advisor to the CEO for Belcan Engineering, LLC, an engineering and information technology solutions company, since June 2020. Additionally, Mr. Fuchs serves on the board of directors of each of Geocent, LLC, an information technology solutions company, since April 2020 and NT Concepts, a business solutions provider in the defense industry, since January 2020, and he serves on the board of advisors of INADEV Corporation, a business solutions provider for federal agencies and commercial enterprises, since August 2017. Mr. Fuchs also serves on the board of directors and the Compensation Committee of Buchanan & Edwards, Inc., an information technology and professional consulting firm, since September 2015. Previously, Mr. Fuchs served on the board of directors and the Compensation Committee of Applied Research Associates, Inc., an engineering and technical support service company, from 2010 to 2011. Also, Mr. Fuchs served on the board of directors and Audit Committee of Camber Corporation, a defense industry contractor, from 2010 to 2011. Further, from 2008 to 2011, Mr. Fuchs served as a member of the Defense Science Board Intelligence Task Force, an appointment he received from the Undersecretary of Defense for Intelligence, and upon nomination by the White House in 2002, he received an appointment by Secretary of Defense Donald H. Rumsfeld to the Board of Visitors, National Defense University, where he served as a board member and Distinguished Visiting Fellow until 2012. Mr. Fuchs holds a Bachelor of Science in Engineering and a Master of Science in Mechanical Engineering from Louisiana State University.

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Outerbridge Partners believes Mr. Fuchs’s substantial experience as a senior executive and member of the board of directors of numerous satellite, information technology, and technology manufacturing companies makes him well-qualified to serve on the Board.

The principal business address of Ms. Carpenter is 2015B Natures Bend Drive, Fernandina Beach, FL 32034. The principal business address of Mr. Fuchs is 121 Formby, Williamsburg, VA 23188.

As of November 12, 2021, none of the Nominees beneficially own any securities of the Company nor have they entered into any transactions in the securities of the Company during the past two years.

For information regarding transactions in securities of the Company during the past two years by the Participants (as defined below), please see Schedule I. Each Nominee disclaims beneficial ownership of the shares of Common Stock reported owned by the other Participants in this solicitation.

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The Investor Group believes that each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Outerbridge Partners acknowledges that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, the Investor Group acknowledges that if any Nominee is elected, the determination of the Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating, or audit committee that is not independent under any such committee’s applicable independence standards.

Outerbridge Capital has entered into letter agreements (the “Indemnification Agreements”) with each of the Nominees pursuant to which Outerbridge Capital has agreed to indemnify each of the Nominees against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions (the “Solicitation”). For the avoidance of doubt, such indemnification does not apply to any claims made against any such Nominee in his or her capacity as a director of the Company, if so elected.

The Participants have entered into a Group Agreement (the “Group Agreement”) pursuant to which, among other things, (a) the Participants agreed to solicit proxies for the election of the Nominees at the Annual Meeting, (b) the Nominees agreed not to enter into any transactions in the securities of the Company without the prior written consent of Outerbridge, and (c) Outerbridge agreed to bear all expenses incurred by the Participants in connection with the Participants’ activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Each of the Nominees have granted Rory Wallace power of attorney to execute certain SEC filings and other documents in connection with the Solicitation.

Other than as stated herein, there are no arrangements or understandings between the members of Outerbridge and the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein are to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that any of the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Voting Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying each of the Nominees, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Voting Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Outerbridge Partners that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve, constitutes an unlawful manipulation of the Company’s corporate machinery. In the event Outerbridge Partners nominates a substitute and/or additional nominee, as applicable, prior to the Annual Meeting, it will file an amended proxy statement identifying such nominee, disclosing whether such nominee has consented to being named in the revised proxy statement and to serve as a director of the Company if elected, and otherwise disclose such other information required by applicable law.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

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PROPOSAL NO. 2

ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s executive officers. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies, and practices described in the Company’s proxy statement. Accordingly, the Company is asking stockholders to vote for the following resolution:

RESOLVED: That the stockholders approve, on an advisory basis, the compensation of Comtech’s executive officers named in the Summary Compensation Table, as disclosed in Comtech’s Proxy Statement dated November 10, 2021, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

According to the Company’s proxy statement, approval of this proposal requires the affirmative vote of the holders of a majority of the shares voted with respect to this proposal at the Annual Meeting.

As disclosed in the Company’s proxy statement, the stockholder vote on the say-on-pay proposal is an advisory vote only, and is not binding on the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for any of them. However, as disclosed in the Company’s proxy statement, the Executive Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE SAY-ON-PAY PROPOSAL AND INTEND TO “ABSTAIN” FROM VOTING OUR SHARES WITH RESEPCT TO THIS PROPOSAL.

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company’s Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending July 31, 2022 and is proposing that stockholders ratify such appointment. The Company is submitting the appointment of Deloitte & Touche LLP for ratification of the stockholders at the Annual Meeting.

As disclosed in the Company’s proxy statement, if stockholders do not ratify the selection of Deloitte & Touche LLP, it will be reconsidered by the Board. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in stockholders’ best interests.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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PROPOSALS NOs. 4a AND 4b – AMENDMENTS TO THE CHARTER

As discussed in further detail in the Company’s proxy statement, Proposals 4a and 4b both relate to the proposed declassification of the Board. Proposal 4a concerns an amendment to the Charter to effect the declassification of the Board (the Declassification Proposal) and Proposal 4b concerns an amendment to the Charter to eliminate a related supermajority voting provision in the Charter (the Supermajority Vote Elimination Proposal). According to the Company’s proxy statement, the Company is submitting these amendments to the stockholders as separate proposals so that stockholders are able to express their views on each amendment separately.

PROPOSAL NO. 4a - DECLASSIFICATION PROPOSAL

As discussed in further detail in the Company’s proxy statement, the Charter currently provides that the Board be divided into three classes with each class being elected to serve in staggered, three-year terms. The Company is asking stockholders to approve an amendment to Article V of the Charter by adopting Proposal 4a to phase out the classified Board.

As more fully described in the Company’s proxy statement, the Declassification Proposal provides that the classified Board structure will be phased out beginning at the 2022 Annual Meeting, such that from and after the 2022 Annual Meeting, all directors who are up for election at an annual meeting of stockholders will be elected to serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal. If the Declassification Proposal is approved by stockholders at the Annual Meeting, the Board will be fully declassified by the 2024 Annual Meeting.

The Declassification Proposal also seeks to amend certain other provisions of Article V of the Charter that are impacted by the declassification of the Board. Specifically, the Charter amendment provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, in each case before the 2024 Annual Meeting, would serve the remainder of the term for the class to which they are elected. In addition, the Charter currently allows for the removal of directors by stockholders only for cause as permitted under the DGCL given the classified Board structure. However, under the DGCL, directors serving one-year terms on an annually elected board must be removable by stockholders on a “without cause” basis. Accordingly, the Declassification Proposal also seeks to amend the Charter to provide that (a) directors elected to serve for one-year terms may be removed by stockholders either with or without cause and (b) directors elected to serve for three-year terms prior to the 2024 Annual Meeting may be removed by stockholders for cause only. In addition, the Declassification Proposal adds certain clarifying language regarding the number of directors serving on the Board in light of the Investors’ Board designee right pursuant to the Preferred Stock Transaction. Stockholders should refer to the Company’s proxy statement and Appendix I attached thereto, which includes the full text of the revised Article V, for additional detail.

According to the Company’s proxy statement, the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of Voting Stock entitled to vote in director elections, voting together as a single class, is required to approve the Declassification Proposal. The Company’s proxy statement further provides that if stockholders approve Proposal 4a (the Declassification Proposal), the Company will file an amended and restated certificate of incorporation with the Department of State of the State of Delaware shortly after the Annual Meeting and such amended and restated certificate of incorporation will become effective upon such filing.

WE RECOMMEND A VOTE “FOR” THE DECLASSIFICATION PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THE DECLASSIFICATION PROPOSAL

PROPOSAL NO. 4b – SUPERMAJORITY VOTE ELIMINATION PROPOSAL

As discussed in further detail in the Company’s proxy statement, Article V of the Charter currently provides that eighty percent (80%) of the outstanding shares of the Company entitled to vote in the election of directors is required to amend or repeal, or adopt any provisions inconsistent with Article V of the Charter. Article V of the Charter, specifically in its subpart (a), is the part of the Charter that, among other things, provides for the current classification of the Board and that establishes whether directors on the Board serve for one- or three-year terms. The Company is asking stockholders to approve an amendment to Article V, subpart (b), by adopting Proposal 4b, to replace the existing supermajority voting requirement for amending Article V with a majority of outstanding voting shares standard.

According to the Company’s proxy statement, if stockholders approve Proposal 4b, the Company will amend the Charter to delete Article V, subpart (b), in its entirety. As a result of this deletion, pursuant to the DGCL, Article V will be susceptible to amendment or repeal by a vote of the majority of outstanding voting shares of the Company entitled to vote on the proposal (subject also to prior Board approval of the amendment). Stockholders should refer to the Company’s proxy statement and Appendix I attached thereto, which includes the full text of the revised Article V, for additional detail.

According to the Company’s proxy statement, the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of Voting Stock entitled to vote in director elections, voting together as a single class, is required to approve Proposal 4b (the Supermajority Vote Elimination Proposal). If stockholders approve Proposal 4b, the amended and restated certificate of incorporation to be filed by the Company with the Department of State of the State of Delaware will include the amendment contemplated by Proposal 4b.

WE RECOMMEND A VOTE “FOR” THE SUPERMAJORITY VOTE ELIMINATION PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL

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VOTING AND PROXY PROCEDURES

According to the Company’s proxy statement, holders of Common Stock and Series A Preferred Stock (on a fully converted basis) vote together as a single class on all matters at the Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Voting Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Voting Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Voting Stock after the Record Date.

Shares of Voting Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, ABSTAIN from the advisory vote to approve the named executive officer compensation, FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022, FOR the Declassification Proposal, FOR the Supermajority Vote Elimination Proposal and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

Based on publicly available information, we believe the current Board intends to nominate two (2) candidates for election as directors at the Annual Meeting. Accordingly, the enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees. As explained below, the Company has a plurality vote standard for contested director elections so the two (2) nominees for director receiving the highest vote totals will be elected as directors of the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, and qualifications of the Company’s nominees, and other information about them. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected.

VIRTUAL MEETING

As discussed in the Company’s proxy statement, the Company has implemented a virtual format for the Annual Meeting, which will be conducted live via the Internet rather than in person. You will not be able to attend the Annual Meeting in person. As discussed above, you are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

According to the Company’s proxy statement, in order to attend the Annual Meeting virtually, you must pre-register by visiting the website www.cesonlineservices.com/comtech2021, by 9:00 a.m. Eastern Time on December 16, 2021.

According to the Company’s proxy statement, stockholders of record and/or their designated representatives will need the control number included on the Company’s Notice of Annual Meeting, proxy card or voting instruction form and should follow the instructions thereon to complete their registration request. After registering, stockholders will receive a link and instructions for accessing the virtual Annual Meeting.

According to the Company’s proxy statement, if you are the beneficial owner of shares (that is, your shares are held in “street name” through a bank, broker, or other nominee) as of the Record Date, you have the right to direct your broker, bank or other nominee as to how to vote your shares. According to the Company’s proxy statement, beneficial owners are also invited to attend the Annual Meeting, however, since a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.

Although the live webcast will begin at 9:00 a.m. Eastern Time on December 17, 2021, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. According to the Company’s proxy statement, the Annual Meeting site will first be accessible to registered stockholders beginning at 8:30 a.m. Eastern Time on the day of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the WHITE proxy card. Additional information and our proxy materials can also be found at www.restorecomtech.com.

If you have any difficulty following the registration process, please email CMTL@harkinskovler.com.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Voting Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The presence at the Annual Meeting, in person virtually or by proxy, of the holders of a majority of the shares of the Voting Stock entitled to vote at the Annual Meeting on the Record Date will constitute a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals. Further, according to the Company’s proxy statement, broker non-votes will not be counted for purposes of establishing the presence of a quorum.

If you are a stockholder of record, you must deliver your vote pursuant to valid voting instructions or attend the Annual Meeting virtually and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Voting Stock will not be counted for purposes of attaining a quorum and will not be voted on the proposals.

25

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company’s proxy statement, directors will be elected pursuant to a plurality voting standard, which means that the two (2) nominees for director receiving the highest number of “FOR” votes will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, in order to be approved, the advisory vote on executive compensation must receive the affirmative vote of a majority of the shares of Voting Stock present in person virtually or represented by proxy at the Annual Meeting. The Company has indicated that abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Ratification of the Selection of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the ratification of Deloitte & Touche LLP will require the affirmative vote of a majority of the shares of Voting Stock present in person virtually or represented by proxy at the Annual Meeting. The Company has indicated that abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Amendment of the Charter to Declassify the Board ─ According to the Company’s proxy statement, the affirmative vote of at least eighty percent (80%) of the outstanding shares entitled to vote in the election of directors is required to approve the Declassification Proposal. The Company has indicated that abstentions and broker non-votes will have the same effect as a vote “Against” this proposal. The approval of the Declassification Proposal is not conditioned on the approval of the Supermajority Vote Elimination Proposal.

Amendment of the Charter to Remove the Supermajority Vote Requirement for Amending or Repealing Article V of the Charter ─ According to the Company’s proxy statement, the affirmative vote of at least eighty percent (80%) of the outstanding shares entitled to vote in the election of directors is required to approve the Supermajority Vote Elimination Proposal. Abstentions and broker non-votes will have the same effect as a vote “Against” this proposal. The approval of the Supermajority Vote Elimination Proposal is not conditioned on the approval of the Declassification Proposal.

If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Outerbridge Partner’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

APPRAISAL RIGHTS

Under applicable Delaware law, none of the holders of Voting Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

26

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting virtually (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by voting again by telephone or through the Internet, by delivering a written notice of revocation, or by signing and delivering a subsequently dated proxy which is properly completed. The revocation may be delivered either to the Investor Group in care of Harkins Kovler at the address set forth on the back cover of this Proxy Statement or to the Company at 68 South Service Road, Suite 230, Melville, NY 11747 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Investor Group in care of Harkins Kovler at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Voting Stock. Additionally, Harkins Kovler may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

27

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Investor Group. Proxies may be solicited by mail, facsimile, telephone, Internet, in person, and by advertisements.

Outerbridge has entered into an agreement with Harkins Kovler for solicitation and advisory services in connection with this solicitation, for which Harkins Kovler will receive a fee not to exceed $500,000 together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Harkins Kovler will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. Outerbridge has requested banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Voting Stock they hold of record. Outerbridge will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Harkins Kovler will employ approximately 30 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Outerbridge. Costs of this solicitation of proxies are currently estimated to be approximately $1,800,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Outerbridge estimates that through the date hereof its expenses in connection with this solicitation are approximately $600,000. Outerbridge may seek reimbursement from the Company of all expenses it incurs in connection with this solicitation but does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The members of Outerbridge and the Nominees are participants in this solicitation (each, a “Participant” and collectively, the “Participants”).

Each of Outerbridge Partners and Outerbridge Bartleby Fund is a Delaware limited partnership. Each of Outerbridge GP, Outerbridge Bartleby GP, and Outerbridge Capital is a Delaware limited liability company. Mr. Wallace is a citizen of the United States of America.

The principal business of each of Outerbridge Partners and Outerbridge Bartleby Fund is investing in securities. The principal business of Outerbridge GP is serving as the general partner of Outerbridge Partners. The principal business of Outerbridge Bartleby GP is serving as the general partner of Outerbridge Bartleby Fund. The principal business of Outerbridge Capital is serving as the investment manager of Outerbridge Partners, Outerbridge Bartleby Fund, and certain managed accounts (the “Managed Accounts”). The principal occupation of Mr. Wallace is serving as the managing member of Outerbridge Capital, Outerbridge GP, and Outerbridge Bartleby GP.

The address of the principal office of each of Outerbridge Partners, Outerbridge Capital, Outerbridge GP, Outerbridge Bartleby Fund, Outerbridge Bartleby GP, and Mr. Wallace is 767 Third Avenue, 11th Floor New York, New York 10017.

28

As of November 12, 2021, Outerbridge Partners directly owns 599,750 shares of Common Stock, including 515,000 shares of Common Stock underlying call options currently exercisable. As of November 12, 2021, Outerbridge Bartleby Fund directly owns 43,200 shares of Common Stock. Outerbridge GP, as the general partner of Outerbridge Partners, may be deemed the beneficial owner of the 599,750 shares of Common Stock owned by Outerbridge Partners, including 515,000 shares of Common Stock underlying call options currently exercisable. Outerbridge Bartleby GP, as the general partner of Outerbridge Bartleby Fund, may be deemed the beneficial owner of the 43,200 shares of Common Stock owned by Outerbridge Bartleby Fund. Outerbridge Capital, as the investment manager of Outerbridge Partners, Outerbridge Bartleby Fund, and the Managed Accounts, may be deemed the beneficial owner of the 1,314,030 shares of Common Stock owned in the aggregate by Outerbridge Partners and Outerbridge Bartleby Fund and held by the Managed Accounts. Mr. Wallace, as the managing member of Outerbridge Capital, Outerbridge GP, and Outerbridge Bartleby GP, may be deemed to own 1,314,030 shares of Common Stock owned in the aggregate by Outerbridge Partners and Outerbridge Bartleby Fund and held by the Managed Accounts.

Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he, she, or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

The shares of Common Stock owned directly by Outerbridge Partners, Outerbridge Bartleby Fund, and held in the Managed Accounts were purchased with working capital.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his, her, or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

29

OTHER MATTERS AND ADDITIONAL INFORMATION

The Investor Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Investor Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Harkins Kovler, at the following address or phone number: 3 Columbus Circle, 15th Floor, New York, NY 10019 or call toll free at +1 (800) 257-3995. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements, and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of the Investor Group.

This Proxy Statement is dated November 12, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

Stockholder PROPOSALS

According to the Company’s proxy statement, any stockholder proposal intended to be included in the Company's proxy statement and form of proxy for the 2022 Annual Meeting (pursuant to Rule 14a-8 of the Exchange Act) must be received by the Company no later than July 13, 2022, and must meet the requirements as to form and substance set forth in the rules and regulations of the SEC, including Rule 14a-8. Such proposals must be delivered or mailed to the Company’s Secretary at the address noted below.

According to the Company’s proxy statement, director nominations of stockholders intended to be considered at the 2022 Annual Meeting, other than by means of inclusion in the Company’s proxy statement and form of proxy card under Rule 14a-8 and the proxy access bylaws, must be received at the Company’s principal executive offices no earlier than August 19, 2022 and no later than the close of business on September 18, 2022 (i.e., not fewer than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders). If the 2022 Annual Meeting is not held within 30 days before or after such anniversary date, then the stockholder's notice must be delivered to or mailed and received at the Company’s principal executive offices not later than 60 days prior to such annual meeting. Such nominations must be delivered or mailed to and received at the Company’s principal executive offices at 68 South Service Road, Suite 230, Melville, NY 11747.

According to the Company’s proxy statement, proposals of stockholders intended to be considered at the 2022 Annual Meeting, other than by means of inclusion in the Company’s proxy statement and form of proxy card under Rule 14a-8 and the proxy access bylaws, must be received at the Company’s principal executive offices no earlier than September 18, 2022 and no later than the close of business on October 18, 2022 (i.e., not fewer than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders). If the 2022 Annual Meeting is not held within 30 days before or after such anniversary date, then the stockholder's notice must be delivered to or mailed and received at the Company’s principal executive offices not more than 90 days prior to the 2022 Annual Meeting or not later than 60 days prior to such annual meeting. Such proposals must be delivered or mailed to and received at the Company’s principal executive offices at 68 South Service Road, Suite 230, Melville, NY 11747.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2022 Annual Meeting is based on information contained in the Company’s proxy statement. The incorporation of this information in this proxy statement should not be construed as an admission by Outerbridge that such procedures are legal, valid, or binding.

30

ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING based on reliance on Rule 14a-5(c). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS, RELATED PERSON TRANSACTIONS AND GENERAL INFORMATION CONCERNING THE COMPANY’S ADMINISTRATION AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Outerbridge Partners, LP

November 12, 2021

31

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Purchased/(Sold)	Date of Purchase/Sale

OUTERBRIDGE MASTER FUND LP

Purchase of Common Stock	7,800	11/09/2020
Purchase of Common Stock	3,062	11/13/2020
Sale of Common Stock	(10,862)	11/16/2020
Purchase of Common Stock	9,483	11/24/2020
Purchase of Common Stock	4,683	11/25/2020
Purchase of Common Stock	2,785	11/27/2020
Disposition of Common Stock[1]	(16,951)	12/01/2020

I-1

OUTERBRIDGE PARTNERS, LP

Acquisition of Common Stock[1]	16,951	12/01/2020
Purchase of Common Stock	5,123	12/02/2020
Purchase of Common Stock	3,053	12/04/2020
Purchase of Common Stock	8,000	12/17/2020
Purchase of Common Stock	5,000	01/06/2021
Sale of Common Stock	(2,900)	01/22/2021
Sale of Common Stock	(10,000)	01/25/2021
Purchase of Common Stock	5,000	01/29/2021
Purchase of Common Stock	5,000	02/01/2021
Purchase of Common Stock	3,000	02/03/2021
Sale of Common Stock	(38,227)	02/04/2021
Purchase of Common Stock	35,000	02/09/2021
Sale of Common Stock	(35,000)	02/11/2021
Purchase of Common Stock	23,869	02/16/2021
Purchase of Common Stock	7,380	02/17/2021
Sale of Common Stock	(31,249)	02/22/2021
Purchase of Common Stock	33,500	03/01/2021
Sale of Common Stock	(33,500)	03/12/2021
Purchase of Common Stock	60,000	05/06/2021
Purchase of Common Stock	2,600	05/12/2021
Sale of Common Stock	(62,600)	05/12/2021
Purchase of May 21, 2021 Call Options ($22.50 Strike Price)	28,900	05/13/2021
Purchase of Common Stock	8,100	05/14/2021
Purchase of Common Stock	700	05/19/2021
Purchase of Common Stock	10,000	05/21/2021
Purchase of Common Stock[2]	28,900	05/21/2021
Purchase of Common Stock	13,000	05/25/2021
Purchase of June 18, 2021 Call Options ($25.00 Strike Price)	30,000	05/27/2021
Purchase of June 18, 2021 Call Options ($25.00 Strike Price)	20,000	06/04/2021
Purchase of Common Stock	10,000	06/08/2021
Purchase of Common Stock	15,000	06/09/2021
Sale of Common Stock	(45,000)	06/09/2021
Sale of Common Stock	(40,700)	06/09/2021
Purchase of June 18, 2021 Call Options ($20.00 Strike Price)	50,000	06/10/2021
Purchase of June 18, 2021 Call Options ($22.50 Strike Price)	50,000	06/10/2021
Purchase of Common Stock	37,500	06/11/2021
Purchase of July 16, 2021 Call Options ($25.00 Strike Price)	50,000	06/15/2021
Purchase of July 16, 2021 Call Options ($25.00 Strike Price)	50,000	06/16/2021
Sale of June 18, 2021 Call Options ($22.50 Strike Price)	(37,000)	06/18/2021
Sale of June 18, 2021 Call Options ($25.00 Strike Price)	(50,000)	06/18/2021
Purchase of Common Stock[2]	50,000	06/18/2021
Purchase of Common Stock[2]	13,000	06/18/2021
Purchase of Common Stock	20,000	06/21/2021
Purchase of October 15, 2021 Call Options ($30.00 Strike Price)	30,000	06/22/2021
Sale of Common Stock	(20,000)	06/24/2021
Purchase of Common Stock	20,000	06/28/2021
Purchase of October 15, 2021 Call Options ($30.00 Strike Price)	50,000	07/01/2021
Purchase of October 15, 2021 Call Options ($30.00 Strike Price)	100,000	07/13/2021
Sale of Common Stock	(80,000)	07/16/2021
Purchase of August 20, 2021 Call Options ($25.00 Strike Price)	250,000	07/16/2021
Sale of Common Stock	(12,900)	07/27/2021
Sale of Common Stock	(1,900)	08/03/2021
Sale of Common Stock	(24,700)	08/10/2021
Sale of August 20, 2021 Call Options ($25.00 Strike Price)	(125,000)	08/13/2021
Purchase of January 21, 2022 Call Options ($35.00 Strike Price)	125,000	08/13/2021
Purchase of October 15, 2021 Call Options ($30.00 Strike Price)	50,000	08/17/2021
Sale of August 20, 2021 Call Options ($25.00 Strike Price)	(125,000)	08/20/2021
Purchase of October 15, 2021 Call Options ($30.00 Strike Price)	125,000	08/20/2021
Purchase of Common Stock	40,000	08/20/2021
Purchase of Common Stock	3,222	08/20/2021
Sale of Common Stock	(538)	08/20/2021
Sale of Common Stock	(24,869)	08/23/2021
Sale of Common Stock	(17,815)	08/24/2021
Purchase of Common Stock	10,000	09/15/2021
Purchase of Common Stock	14,249	09/16/2021
Purchase of Common Stock	14,501	09/17/2021
Purchase of Common Stock	10,000	09/21/2021
Purchase of Common Stock	10,000	09/22/2021
Purchase of Common Stock	10,000	09/30/2021
Sale of October 15, 2021 Call Options ($30.00 Strike Price)	(175,000)	10/04/2021
Purchase of November 19, 2021 Call Options ($30.00 Strike Price)	175,000	10/04/2021
Purchase of November 19, 2021 Call Options ($25.00 Strike Price)	40,000	10/05/2021
Sale of October 15, 2021 Call Options ($30.00 Strike Price)	(175,000)	10/05/2021
Purchase of November 19, 2021 Call Options ($30.00 Strike Price)	175,000	10/05/2021
Purchase of Common Stock	10,000	10/06/2021
Sale of October 15, 2021 Call Options ($30.00 Strike Price)	(5,000)	10/14/2021
Purchase of Common Stock	5,000	10/14/2021

I-2

OUTERBRIDGE BARTLEBY FUND, LP

Purchase of Common Stock	4,200	07/29/2021
Purchase of Common Stock	2,133	08/02/2021
Purchase of Common Stock	36,867	08/02/2021

OUTERBRIDGE CAPITAL MANAGEMENT, LLC
(Through the Managed Accounts)

Purchase of Common Stock	64,415	05/11/2021
Purchase of Common Stock	56,665	05/11/2021
Purchase of June 18, 2021 Call Options ($25.00 Strike Price)	26,600	06/18/2021
Purchase of July 16, 2021 Call Options ($25.00 Strike Price)	159,600	06/18/2021
Purchase of Common Stock	106,400	06/18/2021
Sale of June 18, 2021 Call Options ($25.00 Strike Price)	(26,600)	06/18/2021
Purchase of Common Stock	26,600	06/18/2021
Purchase of June 18, 2021 Call Options ($25.00 Strike Price)	23,400	06/18/2021
Purchase of July 16, 2021 Call Options ($25.00 Strike Price)	140,400	06/18/2021
Purchase of Common Stock	93,600	06/18/2021
Sale of June 18, 2021 Call Options ($25.00 Strike Price)	(23,400)	06/18/2021
Purchase of Common Stock	23,400	06/18/2021
Sale of July 16, 2021 Call Options ($25.00 Strike Price)	(159,600)	07/01/2021
Purchase of Common Stock	159,600	07/01/2021
Sale of July 16, 2021 Call Options ($25.00 Strike Price)	(140,400)	07/01/2021
Purchase of Common Stock	140,400	07/01/2021

__________________________

1 Represents an internal transfer of shares of Common Stock from Outerbridge Master Fund LP to Outerbridge Partners, LP.

2 Represents a purchase of shares of Common Stock underlying certain American-style call options that were exercised.

I-3

 SCHEDULE II

The following tables are reprinted from the Company’s proxy statement filed with the Securities and Exchange Commission on November 12, 2021.

Table of Principal Stockholders

This table provides the number of shares beneficially owned by principal stockholders who the Company believes beneficially own more than five percent of our outstanding Common Stock or Preferred Stock, as of the date stated in the below footnotes.

The information in this table is based upon the latest filings of Schedule 13G or 13G/A as filed by the respective stockholder with the SEC or upon information provided to us by the applicable stockholder.

We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on October 19, 2021.

Unless otherwise indicated below, the stockholder had sole voting and sole dispositive power over the shares.

Title of Class	Name and Address of	Amount and Nature of	Percent of	Percent of
	Beneficial Owner	Beneficial Ownership	Class	Voting Power
			(1)	(1)
Common Stock

	BlackRock, Inc. (2)	3,911,564	14.8%	12.9%
	55 East 52nd Street
	New York, NY 10055

	Dimensional Fund Advisors, L.P. (3)	1,936,572	7.4%	6.4%
	Building One, 6300 Bee Cave Road
	Austin, TX 78746

	The Vanguard Group (4)	1,595,875	6.1%	5.2%
	100 Vanguard Blvd.
	Malvern, PA 19355

Preferred Stock

	Magnetar Financial LLC (5) (6)	100,000	80.0%	10.7%
	1603 Orrington Avenue, 13th Floor
	Evanston, IL 60201

	Affiliates of White Hat Capital	25,000	20.0%	2.7%
	Partners LP (5) (7)
	150 East 52nd Street, 21st Floor
	New York, NY 10022

(1)	The percentage of beneficial ownership is based on 26,346,924 outstanding shares of Common Stock and 100,000 shares of Preferred Stock as of the record date. The number of shares of Preferred Stock, if convertible to Common Stock, would represent 4,081,633 shares of Common Stock as of the record date and are entitled to that number of votes in the aggregate. The percentage of voting power reflects the number of votes held as of the record date on all matters submitted to a vote of our stockholders at the Annual Meeting.

(2)	The information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC, reporting beneficial ownership as of December 31, 2020. Of the shares reported in the table as beneficially owned, BlackRock, Inc. had sole voting power over 3,857,330 shares and sole dispositive power over all of the shares. The Schedule 13G also discloses that BlackRock Fund Advisors, an affiliate of BlackRock, Inc., is the beneficial owner of more than five percent of the Company's outstanding Common Stock.

II-1

(3)	The information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the SEC, reporting beneficial ownership as of December 31, 2020. Of the shares reported in the table as beneficially owned, Dimensional Fund Advisors, L.P. had sole voting power over 1,870,752 shares and sole dispositive power over all of the shares.

(4)	The information is based upon a Schedule 13G/A filed by The Vanguard Group with the SEC, reporting beneficial ownership as of December 31, 2020. Of the shares reported in the table as beneficially owned, The Vanguard Group had shared voting power over 23,204 shares, sole dispositive power over 1,554,800 shares, and shared dispositive power over 41,075 shares.

(5)	Affiliates of Magnetar Financial LLC ("Magnetar Financial") and an affiliate of White Hat Capital Partners LP (i) hold 80,000 and 20,000 shares of Preferred Stock, respectively, which, subject to the following sentences, on an as-converted basis, represents 3,265,306 and 816,326 shares of Common Stock, respectively, subject to adjustments as provided in the Certificate of Designations for the shares of Preferred Stock and (ii) have the option to purchase on or prior to March 31, 2023 20,000 and 5,000 additional shares of Preferred Stock, respectively, which, subject to the following sentences, on an as-converted basis, represents 625,000 and 156,250 shares of Common Stock, respectively, subject to adjustments as provided in the Certificate of Designations for the shares of Preferred Stock. Each share of Preferred Stock will become convertible at the option of the holders thereof at or following the earlier to occur of (a) (i) the later of (x) the first anniversary of the date of the initial issuance (October 19, 2021), and (y) the filing date of the Company's Annual Report on Form 10-K for the fiscal year ending July 31, 2022, and (b) immediately prior to (and conditioned upon) the consummation of a Change of Control (as defined in the Certificate of Designations for the Preferred Stock dated October 19, 2021). The terms of the Preferred Stock restrict the conversion of such shares to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.99% of the total number of shares of Common Stock then outstanding (the “Ownership Cap”).

(6)	Magnetar Financial shares voting and dispositive power with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz with regard to the reported shares. These shares are held for Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund - T LLC, and Magnetar Lake Credit Fund LLC (the “Magnetar Funds”). The 80,000 shares of Preferred Stock currently outstanding are held as follows: Magnetar Lake Credit Fund LLC, 35,440 shares; Magnetar Structured Credit Fund LP, 22,080 shares; Purpose Alternative Credit Fund - F LLC, 15,200 shares; Magnetar Longhorn Fund LP, 4,880 shares; and Purpose Alternative Credit Fund - T LLC, 2,400 shares. In addition, as noted above, the Magnetar Funds have the option to acquire up to an additional 20,000 shares of Preferred Stock on or prior to March 31, 2023. Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the Common Stock held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is Alec N. Litowitz. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. Magnetar disclaims beneficial ownership of any shares of Common Stock issuable upon conversion of the Preferred Stock to the extent that upon such conversion the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap.

(7)	The securities reported herein are held by White Hat Strategic Partners LP. White Hat Strategic Partners LP also holds 247,639 shares of Common Stock, and the aggregate voting power of its shares of Preferred Stock and Common Stock held as of the record date is 3.5%. White Hat Capital Partners LP serves as the Investment Manager of White Hat Strategic Partners LP. White Hat Capital Partners GP LLC is the General Partner of White Hat Capital Partners LP. Mark R. Quinlan and David Chanley serve as Managing Members of White Hat Capital Partners GP LLC. White Hat Strategic Partners LP, White Hat Capital Partners GP LLC, Mr. Quinlan and Mr. Chanley each disclaim any beneficial ownership of these securities

II-2

Table of Shares Beneficially Owned by Directors and Named Executive Officers

The table below shows the beneficial ownership of our Common Stock of each of our directors, our Chief Executive Officer, our Chief Financial Officer, the three highest paid executive officers, other than our Chief Executive Officer or our Chief Financial Officer, serving at the end of our fiscal year (collectively, the “Named Executive Officers” or “NEOs”) and all current directors and executive officers as a group, as of October 19, 2021

Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

	Shares of Common Stock Beneficially
	Owned on
Name	October 19, 2021 (1)	Percent of Class

Non-employee Directors (listed alphabetically):
Judy Chambers	-	*
Lisa Lesavoy	11,198	*
Dr. Yacov A. Shamash	37,871	*
Lawrence J. Waldman	38,139	*

Retiring Non-employee Directors (listed alphabetically)
Edwin Kantor**	36,830	*
Ira S. Kaplan**	44,995	*
Robert G. Paul**	48,340	*

Named Executive Officers (listed alphabetically):
Michael A. Bondi	68,331	*
Fred Kornberg	815,913	3.1%
Michael D. Porcelain	286,314	1.1%
Yelena Simonyuk	1,959	*
Nancy M. Stallone	37,277	*
All current and retiring directors and executive officers as a group (12 persons)	1,427,167	5.3%
*	Less than one percent

** These Board members have notified the Board of their retirements from the Board effective immediately prior to the Fiscal 2021 Annual Meeting

(1) Includes: (i) 2,687 stock units held by Mr. Paul, (ii) 22,333 restricted stock units held by Mr. Kantor, 26,489 restricted stock units held by Mr. Kaplan, 2,722 restricted stock units held by Ms. Lesavoy; 15,746 restricted stock units held by Mr. Paul, 15,436 restricted stock units held by Dr. Shamash, and 15,704 restricted stock units held by Mr. Waldman, (iii) 12,435 performance shares held by Mr. Kornberg, (iv) 5,072 share units held by Mr. Porcelain, and (v) the following shares of our Common Stock underlying stock options with respect to which such persons have the right to acquire beneficial ownership within 60 days from October 19, 2021: Messrs. Kantor, Kaplan, Paul, Dr. Shamash, and Waldman each held 3,000 shares; Mr. Bondi 28,815 shares; Mr. Kornberg 383,000 shares; Mr. Porcelain 146,000 shares; Ms. Stallone 6,330 shares; and all current directors and executive officers as a group 579,145 shares. We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding

II-3

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Voting Stock you own, please give Outerbridge Partners your proxy “FOR” the election of the Nominees and in accordance with the Investor Group’s recommendations on the other proposals on the agenda for the Annual Meeting by taking these three steps:

●	SIGNING the enclosed WHITE proxy card;
●	DATING the enclosed WHITE proxy card; and
●	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares virtually at the Annual Meeting, however, even if you plan to attend the Annual Meeting virtually, we recommend that you submit your WHITE proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting. If any of your shares of Voting Stock are held in the name of a brokerage firm, bank, bank nominee, or other institution, only it can vote such shares of Voting Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Harkins Kovler, LLC at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Investor Group’s proxy materials,

please contact:

3 Columbus Circle, 15th Floor

New York, NY 10019

Stockholders call toll free at +1 (800) 257-3995

Email: CMTL@harkinskovler.com

WHITE PROXY CARD

COMTECH TELECOMMUNICATIONS CORP.

2021 ANNUAL MEETING OF StockholderS

THIS PROXY IS SOLICITED ON BEHALF OF OUTERBRIDGE PARTNERS, lp and the other participants in its solicitation

THE BOARD OF DIRECTORS OF COMTECH TELECOMMUNICATIONS CORP.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Rory Wallace and Jordan Kovler, and each of them, as attorneys and agents with full power of substitution to vote all shares of common stock, par value $0.10 (the “Common Stock”), of Comtech Telecommunications Corp. (the “Company”) and all shares of Series A Convertible Preferred Stock, par value $0.10 (the “Series A Preferred Stock” and together with the Common Stock, the “Voting Stock”), which the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders of the Company scheduled to be held virtually on December 17, 2021 at 9:00 a.m., Eastern Standard Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Voting Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse side of this form and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Outerbridge Partners, LP (“Outerbridge Partners”), a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “ABSTAIN” FROM PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSALS 4A AND 4B.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Outerbridge Partners’ solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

OUTERBRIDGE PARTNERS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. OUTERBRIDGE PARTNERS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3. OUTERBRIDGE PARTNERS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 4A AND 4B.

1.	Outerbridge Partners’ proposal to elect its nominees, Wendi B. Carpenter and Sidney E. Fuchs, to serve as directors of the Company:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEE(S) EXCEPT WRITTEN BELOW
Nominees:	Wendi B. Carpenter Sidney E. Fuchs	☐	☐	☐ __________________ __________________

Outerbridge Partners does not expect that any of the nominees will be unable to stand for election, but, in the event the nominees are unable to serve or for good cause will not serve, the shares of Voting Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Outerbridge Partners has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Voting Stock represented by this proxy card will be voted for such substitute nominee(s).

OUTERBRIDGE PARTNERS INTENDS TO USE THIS PROXY TO VOTE “FOR ALL NOMINEES”, WHICH INCLUDES MS. CARPENTER AND MR. FUCHS.

THERE IS NO ASSURANCE THAT ANY OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY WILL SERVE AS DIRECTORS IF OUR NOMINEES ARE ELECTED.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

2.	Company’s proposal to approve, on an advisory basis, the Company’s named executive officer compensation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Company’s proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022.
☐ FOR	☐ AGAINST	☐ ABSTAIN

WHITE PROXY CARD

4a.	Company’s proposal to approve an amendment to Article V of the Company’s Restated Certificate of Incorporation to phase out the classified Board of Directors and add certain clarifying changes.
☐ FOR	☐ AGAINST	☐ ABSTAIN

4b.	Company’s proposal to approve an amendment to eliminate the supermajority voting requirement for amending or repealing Article V of the Company’s Restated Certificate of Incorporation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.